SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Information Statement
[X] Definitive Information Statement
[ ] Confidential, for use of the Commission only
    (as permitted by Rule 14c-5(d)(2))

                            ILX RESORTS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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           pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                              INFORMATION STATEMENT

                              --------------------

                          SEDONA WORLDWIDE INCORPORATED

                            (NO PAR VALUE PER SHARE)
                              --------------------

ILX Resorts Incorporated, ILX, is distributing to each record holder of ILX Common Stock as of the close of business on December 21, 1999, the record date,
0.862942 share of the no par value common stock of Sedona Worldwide Incorporated, SWI or the Company, for each share of ILX Common Stock owned as of the close of business on the record date. ILX is mailing this information statement to you on or about December 31, 1999 in order to provide you with certain information about SWI.

ILX currently owns 3,360,000 of the total shares of SWI's outstanding common stock. As of the close of business on December 31, 1999, ILX will effect the distribution of all of the shares of SWI Common Stock that it owns. As a result, approximately 80% of the outstanding shares of SWI Common Stock will be distributed to holders of ILX Common Stock on a pro rata basis. ILX shareholders will not be asked to give any consideration for receiving shares of SWI Common Stock. There is no current market for the SWI Common Stock. SWI has applied to have the common stock included on the NASD Bulletin Board system. If their application is granted, trading is expected to commence during the first quarter of 2000.

IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS."

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. ANY SUCH OFFERING MAY ONLY BE MADE BY MEANS OF A SEPARATE PROSPECTUS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND OTHERWISE IN COMPLIANCE WITH APPLICABLE LAW.

Shareholders of ILX with inquiries related to the Distribution should contact Joseph P. Martori, Chief Executive Office of ILX, Telephone: (602) 957-2777; or the SWI Common Stock Transfer Agent, Harris Bank, Chicago, Illinois, Attn: Susan Shadel, Telephone: (312) 461-5040. Harris Bank is acting as Distribution Agent for the Distribution.

          The date of this Information Statement is December 28, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

     SWI files annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we have filed at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. SWI's SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

     SWI has filed a registration statement on Form 10-SB with the SEC that covers the registration of SWI Common Stock under the Exchange Act. This information statement does not contain all of the information set forth in the Form 10-SB and the exhibits thereto. For more information about SWI and the common stock being distributed to you, you should refer to that registration statement.

     You should only rely upon the information included in this information statement. We have not authorized anyone to provide you with additional or different information. You should not assume that the information is accurate as of any date later than the date on the front of the information statement.

                                TABLE OF CONTENTS


SUMMARY......................................................................1

THE DISTRIBUTION.............................................................1

WHERE YOU CAN GET MORE INFORMATION...........................................1

INTRODUCTION.................................................................2

THE DISTRIBUTION.............................................................3
  Reasons for the Distribution...............................................3
  Manner of Effecting the Distribution.......................................3
  Listing and Trading of the Common Stock....................................3
  Federal Income Tax Consequences of the Distribution........................4
  Consequences of the Distribution of SWI Shares if the Distribution
   Qualifies as a Tax-Free Distribution under Section 355 of the Code........4
  Consequences of the Distribution of SWI Shares if the Distribution
   Does Not Qualify as a Tax-Free Distribution under Section 355 of the Code...............................................................4
  Treatment of Net Operating Losses..........................................5
  Reasons for Furnishing Information Statement...............................5

RELATIONSHIP BETWEEN ILX AND THE COMPANY AFTER THE DISTRIBUTION..............5

RISK FACTORS.................................................................6
  SWI has a history of operating at a loss...................................6
  SWI may be unable to continue operating as a going concern.................6
  SWI will need to obtain additional financing in order to fund its operating losses.....................................................6
  SWI may have difficulties in managing growth...............................6
  SWI has limited marketing and sales capabilities, and must make sales in a fragmented market........................................6
  SWI may be unsuccessful operating independent of ILX.......................7
  Competition; Industry conditions...........................................7
  SWI does not expect to pay dividends.......................................7
  Lack of prior public market; Possible volatility of stock price............7
  Risk of low-priced stock; Penny stock regulations..........................7
  Effects On ILX stock.......................................................8
  A substantial percentage of SWI's outstanding shares will
    be held by a few shareholders............................................8

DIVIDEND POLICY..............................................................8
  General....................................................................9
  Industry Overview..........................................................9
  The Consumer..............................................................11
  Operating Strategy........................................................11

                                      (i)

  Products..................................................................12
  Marketing Strategy........................................................14
  Manufacturing And Distribution............................................15
  Intellectual Property.....................................................16
  Research And Development..................................................16
  Governmental Regulation...................................................16
  Properties................................................................17
  Employees.................................................................17
  Legal Proceedings.........................................................17
  Insurance.................................................................17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION........................................................18
  Overview..................................................................18
  Results Of Operations.....................................................18
  Comparison Of Year Ended December 31, 1997 To December 31, 1998...........19
  Comparison Of Year Ended December 31, 1996 To December 31, 1997...........19
   Liquidity and Capital Resources..........................................20
  Seasonality...............................................................21
  Concentration.............................................................21
  Year 2000 Issues..........................................................21
  Inflation.................................................................22

Security Ownership Of Certain Beneficial Owners And Management..............23

DIRECTORS AND EXECUTIVE OFFICERS............................................24
  Election and Term.........................................................25

EXECUTIVE COMPENSATION......................................................25

SUMMARY COMPENSATION........................................................25
  Director Compensation.....................................................25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................26

DESCRIPTION OF CAPITAL STOCK................................................27
  Common Stock..............................................................27
  Preferred Stock...........................................................27
  Certain Shareholder Agreements............................................27
  Transfer Agent............................................................27
  Arizona Anti-Takeover Legislation And Anti-Takeover Devices...............27
  Certain Charter And By-Law Provisions.....................................28
  Dividends.................................................................28

INDEX TO FINANCIAL STATEMENTS...............................................F-1

                                      (ii)

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Information Statement and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein. Capitalized terms in this Summary not defined here are defined elsewhere in this Information Statement.

                                THE DISTRIBUTION

                       WHERE YOU CAN GET MORE INFORMATION


DISTRIBUTING COMPANY ................   ILX Resorts Incorporated ("ILX").

DISTRIBUTED COMPANY .................   Sedona Worldwide  Incorporated ("SWI" or
                                        the   "Company"),    a    majority-owned
                                        subsidiary of ILX. SWI is principally engaged in the development, testing, marketing and distribution of its own proprietary "Sedona Spa" branded lines of face, hair and body care products.
                                        SWI also intends to commence sales of apparel and jewelry during 2000. SWI may also introduce additional products such as natural vitamins, mineral supplements and herbal remedy products, although it does not currently have any arrangements concerning the introduction of any such products.

SHARES TO BE DISTRIBUTED.............   3,360,000  shares of common stock of SWI
                                        (based on 3,893,655 shares of ILX Common
                                        Stock outstanding on December 21, 1999).
                                        No    fractional    shares    will    be
                                        distributed.    The    shares    to   be
                                        distributed will constitute 80% of the outstanding shares of SWI Common Stock.

DISTRIBUTION RATIO ..................   0.862942  share of SWI Common  Stock for
                                        each one share of ILX Common Stock owned of record as of the close of business on December 21, 1999.

FRACTIONAL SHARE INTERESTS ..........   Harris Bank will aggregate and sell into
                                        the market for cash any fractional share interests that an ILX shareholder will be entitled to receive as a result of the Distribution. The cash proceeds from this sale will be distributed to those shareholders entitled to a fractional interest. See "The Distribution - Manner of Effecting the Distribution" and "--
                                        Federal Income Tax  Consequences  of the
                                        Distribution."

TRADING MARKET.......................   An  application  for  inclusion  of  SWI
                                        common stock on the NASD Bulletin  Board
                                        System is currently pending. If the application is granted, SWI anticipates that trading of its common stock will begin on that system during the first quarter of 2000.

RECORD DATE .........................   December 21, 1999.

DISTRIBUTION DATE ...................   December 31, 1999.

MAILING DATE ........................   December 31, 1999.

DISTRIBUTION AGENT ..................   Harris Bank, Chicago, Illinois

FEDERAL INCOMETAX CONSEQUENCES ......   ILX  anticipates  that the  Distribution
                                        will   be    treated   as   a   tax-free
                                        distribution  to ILX  shareholders.  See
                                        "Federal Income Tax  Consequences of the
                                        Distribution"  and  "Risk  Factors - the
                                        Distribution    may   be    taxable   to
                                        Shareholders"

ANTITAKEOVER PROVISIONS ............   Certain  state  laws  applicable  to SWI
                                       could have the effect of  restricting an
                                       acquisition  of SWI. SWI has not adopted
                                       any   additional   provisions   in   its
                                       articles or bylaws that would also have the same effect.

TRANSFER AGENT AND REGISTRAR
  FOR SEDONA WORLDWIDE
  INCORPORATED COMMON STOCK..........   Harris Bank, Chicago, Illinois

RELATIONSHIP BETWEEN ILX
  AND SEDONA WORLDWIDE AFTER
  THE DISTRIBUTION ..................   Following the Distribution,  ILX intends
                                        to continue to  purchase  products  from
                                        SWI,  although  it  does  not  have  any
                                        obligation  to  make  purchases  in  any
                                        minimum  quantities  or at all.  SWI has
                                        historically funded its operating losses
                                        through  loans from ILX.  ILX has agreed
                                        to provide  additional  financing to SWI
                                        following the Distribution, however, SWI
                                        will need to operate  its  business on a
                                        profitable    basis    and/or    develop
                                        additional sources of working capital financing. To date, it has been unable to do either of these.

RISK FACTORS ........................   Shareholders  should be aware of certain
                                        special considerations, including, among
                                        other  things,  that (i) SWI's  auditors
                                        have expressed doubt as to SWI's ability
                                        to continue as a "going  concern",  (ii)
                                        SWI  has  no  operating   history  as  a
                                        separate  public  company;  (iii)  ILX's
                                        financial  and certain  other support of
                                        SWI will be  discontinued  following the
                                        Distribution;  (iv) the Distribution may
                                        be taxable to ILX shareholders;  (v) SWI
                                        operates  in  markets  that  are  highly
                                        competitive;   (vi)   payment   of  cash
                                        dividends   is  not   expected   in  the
                                        foreseeable future; and (vii) there has been no prior public market for SWI
                                        Common Stock and the market prices may be volatile. See "Risk Factors."

                               INTRODUCTION

     ILX Resorts Incorporated currently holds 3,360,000 common shares of Sedona Worldwide Incorporated, representing 80% of the total outstanding common shares of SWI. On December 20, 1999, the Board of Directors of ILX declared a distribution payable to the holders of record of ILX's Common Stock at the close of business on the December 21, 1999 record date, of 0.862942 share of the no par value common stock of SWI for each share of ILX Common Stock outstanding on the record date. The Distribution will be effected as of the close of business on December 31, 1999, the Distribution Date. As a result of the Distribution, 80% of the outstanding shares of SWI Common Stock of the Company will be distributed to ILX shareholders on a pro rata basis. Shares of SWI Common Stock will initially be issued in book entry form (without stock certificates) entered on the records of SWI. Shareholders will receive a written confirmation from Harris Bank, the Distribution Agent and Transfer Agent for SWI Common Stock, showing the number of SWI shares owned. Certificates representing the shares being issued in the Distribution along with certain tax-related information will be mailed to ILX shareholders by Harris Bank as soon as practicable following the Distribution Date.

     SWI was initially incorporated in Arizona in 1992 under the name "Red Rock Collection Incorporated" with ILX owning all issued shares. In 1997, the Company issued 840,000 additional shares as consideration for certain promotional services to be rendered by Mr. Todd Fisher, a director of the Company, and his mother, Ms. Debbie Reynolds. All of these 840,000 shares, representing 20% of the total outstanding shares, are currently held by Mr. Fisher. All of the shares currently held by ILX, representing the remaining 80% of the total outstanding shares, will be distributed to the ILX shareholders as part of the Distribution. In order to avoid distributing fractional shares, Harris Trust intends to aggregate and sell into the market any fractional share interests and to distribute cash to shareholders for the value of their fractional interests.

     SWI's principal executive offices are located at 3840 North 16th Street, Phoenix, Arizona, and the telephone number is (602) 263-9600.

     ILX shareholders with questions relating to the Distribution should contact ILX Resorts Incorporated, 2111 East Highland Avenue, Suite 210, Phoenix, Arizona 85016, Attention: Joseph P. Martori, telephone (602) 957-2772. After the Distribution Date, shareholders of the Company with inquiries relating to the Distribution should contact Joelle A. Ciardella at the Company or Susan Shadel at Harris Bank, the transfer agent.

                             THE DISTRIBUTION

REASONS FOR THE DISTRIBUTION

     The ILX Board of Directors has determined that it is in the best interests of ILX and its shareholders to separate Sedona Worldwide Incorporated from ILX.

     The decision to effect the Distribution is in furtherance of ILX's strategy of focusing on its core business segments. ILX believes that the separation of its SWI subsidiary will permit SWI to adopt strategies and pursue opportunities appropriate to its specific businesses and industries. Further, subsequent to the separation, SWI will be able to establish its own criteria for making capital investments and the acquisition of other businesses. In addition, SWI may be able to achieve future growth through internal expansions and acquisitions utilizing its own equity.

     The Distribution will enable the management of each company to concentrate its attention and financial resources on the core businesses of its respective company without regard to the corporate objectives, policies and investment standards of the other. In addition, SWI will be able to provide incentives for key employees that correspond more directly to the performance of its business. The ILX Board of Directors believes that the Distribution will allow investors to better evaluate the different merits of each business and its future prospects, enhancing the likelihood that each will achieve appropriate market recognition of its performance and potential.

MANNER OF EFFECTING THE DISTRIBUTION

     ILX will effect the Distribution on the Distribution Date by delivering shares of SWI Common Stock to Harris Trust, as the distribution agent, for distribution to holders of record of ILX Common Stock on the record date. The Distribution will be made on the basis of 0.862942 share of SWI Common Stock for each share of ILX Common Stock outstanding on the record date. All shares of SWI Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Capital Stock." Shares of SWI Common Stock will initially be issued in book entry form (without stock certificates) entered on the records of SWI. Shareholders will receive a written confirmation from Harris Bank, the Distribution Agent and Transfer Agent for SWI Common Stock, showing the number of SWI shares owned. Certificates representing the shares being issued in the Distribution along with certain tax-related information will be mailed to ILX shareholders by Harris Bank as soon as practicable following the Distribution Date.

     No certificates representing fractional shares of SWI Common Stock will be issued to ILX shareholders as part of the Distribution. Harris Bank will aggregate any fractional shares issuable to its shareholders and sell them into the market and such persons will receive instead a cash payment in the amount of their pro rata share of the total sale proceeds. See "The Distribution - Federal Income Tax Consequences of the Distribution."

     No holder of ILX Common Stock will be required to pay any cash or other consideration for the shares of SWI Common Stock received in the Distribution or to surrender or exchange shares of ILX Common Stock in order to receive shares of SWI Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding shares of ILX Common Stock.

LISTING AND TRADING OF THE COMMON STOCK

     SWI has applied for inclusion of its common stock on the NASD Bulletin Board System. SWI currently anticipates that trading will commence in the first quarter of 2000.

     No current public trading market for the SWI Common Stock exists. The extent of the market for the SWI Common Stock and the prices at which the SWI Common Stock may trade prior to or after the Distribution cannot be predicted. See "Risk Factors - Lack of Prior Public Market, Possible Volatility of Stock Price," and "- Risk of low-priced stock; Penny stock regulations."

     Shares of SWI Common Stock distributed to ILX shareholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act of 1933. Individuals or entities that control, are controlled by or are under common control with the Company, including directors and principal executive officers of SWI as well as principal shareholder of SWI will generally be considered as affiliates. Persons who are affiliates of the Company will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder.

     Following the distribution, Todd Fisher, a director of the Company, will own approximately 20% of the total outstanding SWI Common Stock. In addition, Mia Martori, President and a director of the Company, will be deemed to have beneficial ownership of approximately 21% of SWI shares outstanding after the Distribution. SWI does not believe that any of its other directors or executive officers will own more than 1% of the shares of SWI Common Stock to be outstanding immediately after the Distribution Date.

     The Company expects to have approximately 295 holders of record of the SWI Common Stock as of the Distribution Date.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     The distribution of the shares of SWI to the shareholders of ILX is intended to be a tax-free distribution of those shares under Section 355 of the Internal Revenue Code (the "Code"). However, no ruling will be sought from the Internal Revenue Service, nor will any legal opinion be rendered, concerning whether or not the distribution will qualify under Section 355. Accordingly, shareholders of ILX may wish to consult their tax advisors as to the appropriate tax treatment of the distribution. ILX intends to take the position on its own tax return that the distribution of the SWI shares qualifies under Section 355 of the Code as a tax-free distribution.

CONSEQUENCES OF THE DISTRIBUTION OF SWI SHARES IF THE DISTRIBUTION QUALIFIES AS A TAX-FREE DISTRIBUTION UNDER SECTION 355 OF THE CODE.

     If the distribution of SWI shares qualifies as a tax-free distribution of such shares under Section 355 of the Code, no gain or loss will be recognized to ILX on the distribution of its stock of SWI. In addition, no gain or loss will be recognized to (and no amount shall be includible in the income of) the shareholders of ILX upon the receipt of SWI stock.

     The basis of the stock of SWI and ILX in the hands of each ILX shareholder immediately after the distribution will, in the aggregate, be the same as the basis of the ILX stock in such shareholder's hands immediately prior to the distribution. Such aggregate basis must be allocated in proportion to the fair market value of the SWI stock and the ILX stock in accordance with Treasury Regulation ss. 1.358-2(a)(2). ILX and SWI will provide shareholders sufficient information subsequent to the distribution to permit them to make such allocation.

     The holding period of the SWI stock received by each ILX shareholder will include the holding period of the ILX stock on which the distributions will be made, provided such stock is held as a capital asset by such shareholder on the date of the distribution.

     The receipt of cash by an ILX shareholder in lieu of a fractional share of SWI will be treated as a taxable sale of the fractional share. The basis of such share would be determined as set forth above and in the letter each shareholder will receive in connection with the Distribution. Such gain or loss will be capital gain or loss, provided the ILX shares were held as a capital asset by the ILX shareholder on the date of distribution. The holding period for such fractional shares will include the holding period for the ILX shares on which the distribution is made.

CONSEQUENCES OF THE DISTRIBUTION OF SWI SHARES IF THE DISTRIBUTION DOES NOT QUALIFY AS A TAX-FREE DISTRIBUTION UNDER SECTION 355 OF THE CODE.

     If the distribution of SWI shares does not qualify as a tax-free distribution under Section 355 of the Code, the distribution of shares will be a taxable transaction both to ILX and to the shareholders of ILX.

     Pursuant to Section 311(b)(1) of the Code, ILX will recognize gain (but not loss) on the distribution of the SWI shares equal to the excess of the value of such shares over the basis of such shares. If the value of the SWI shares is less than or equal to their basis, no gain or loss will be recognized to ILX and the basis ILX had in such shares will disappear as a result of the distribution without producing any tax benefit to ILX.

     The shareholders of ILX who receive stock of SWI in the distribution will be treated as receiving a dividend from ILX (to the extent of the earnings and profits of ILX) in an amount equal to the value of the SWI shares on the date of distribution. ILX and SWI believe that the earnings and profits of ILX is substantially in excess of the value of SWI; accordingly, the full value of the SWI shares will be taxable as a dividend. Individual shareholders will be required to pay tax at ordinary income rates on the amount of the dividend received and will have a basis in the SWI shares equal to the value of the SWI shares as of the date of distribution. The holding period for the SWI shares for capital gain purposes will begin as of the date following the date of distribution. A corporate shareholder of ILX may be permitted to exclude a portion of the dividend received pursuant to the provisions of Section 243 of the Code. Any such corporate shareholder should consult its own tax advisor as to the application of Section 243.

     Any cash received in lieu of fractional shares of SWI will also be treated as a dividend to the ILX shareholder.

TREATMENT OF NET OPERATING LOSSES

     At December 31, 1998, the Company had approximately $1.1 million of federal and state net operating loss ("NOL") carryforwards. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources -- Source of Cash." ILX believes that it will be entitled to apply the Company's NOL carryforwards resulting from years 1994 to 1998 against ILX's future consolidated income for income tax purposes. Any 1999 NOLs of SWI are expected to be applied first against any 1999 consolidated income of ILX and its consolidated affiliates. To the extent there is any unutilized 1999 NOL, it will then be available to SWI. SWI does not currently anticipate having 1999 income and will therefore likely carryforward any 1999 NOL available to it, if any.

     THE FOREGOING IS MERELY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS INTENDED TO BE GENERAL INFORMATION ONLY. IN VIEW OF THE FOREGOING, AND THE VARIOUS FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISTRIBUTION, HOLDERS OF ILX COMMON STOCK ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THEIR RECEIPT OF SWI COMMON STOCK.

REASONS FOR FURNISHING INFORMATION STATEMENT

     ILX is delivering this information statement to its shareholders of record solely to provide adequate information to ILX shareholders about SWI and the distribution of SWI shares. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of ILX or SWI. The information included here is given as of the date of this Information Statement unless otherwise indicated.

         RELATIONSHIP BETWEEN ILX AND THE COMPANY AFTER THE DISTRIBUTION

     The Company has not entered into any formal arrangements with ILX concerning their business relationships following the Distribution, although they may do so in the future. In the past, sales to ILX have comprised the substantial majority of SWI's sales revenues. ILX currently intends to continue to purchase products from SWI consistent with its past practices. However, ILX is not obligated to purchase any minimum quantities of products or services. To the extent ILX does purchase products from SWI it anticipates doing so on terms generally available to SWI's other customers. These terms may differ from those historically available to ILX. There can be no assurance that ILX will continue to purchase products from SWI in the same quantities as it has historically, if at all.

     In addition, ILX has historically funded SWI's working capital shortfalls through intercompany loans. ILX will forgive amounts owed to it as of the Distribution Date and has agreed to provide up to $200,0000 of additional financing from the period beginning as of the Distribution Date through November 30, 2000. SWI and ILX expect that the following informal relationships will exist during a temporary transition period of up to 12 months:

     * As of the Distribution Date, ILX will forgive approximately $2.4 million of indebtedness owed to it by the Company.

     * Although SWI does not currently contemplate using their services, ILX employees may continue to provide certain limited accounting, and other administrative services to SWI as it transitions to becoming an independent company. If so, ILX will charge SWI a fee for such services.

     * ILX will purchase products from the Company, although they may not necessarily be at prices and in quantities consistent with its historical practices.

                                  RISK FACTORS

     The following risk factors, in addition to the other information contained elsewhere in this Information Statement, should be considered carefully in evaluating the Company and its business:

SWI HAS A HISTORY OF OPERATING AT A LOSS

     Since its formation, SWI's operations have never been profitable. One of the purposes of the distribution is to permit SWI to pursue a strategy of expanding its customer base and product lines. SWI's management believes that if it is successful in this strategy, SWI will be able to generate revenues in excess of its operating expenses. However, until that time, if ever, SWI will continue to operate at a loss. In addition, as a stand-alone entity, the Company is expected to incur, among other things, higher expenses. There can be no assurance that it will be able to increase its sales revenues to offset these expenses, if at all.

SWI MAY BE UNABLE TO CONTINUE OPERATING AS A GOING CONCERN

     SWI has received a report from its independent auditors that includes an explanatory paragraph regarding uncertainty as to its ability to continue as a going concern. Among the factors cited by the auditors is SWI's history of operating losses

SWI WILL NEED TO OBTAIN ADDITIONAL FINANCING IN ORDER TO FUND ITS
OPERATING LOSSES

     ILX has agreed to provide up to $200,000 of additional working capital financing through November 30, 2000. SWI anticipates that this will be sufficient to fund its operating losses during that period and intends to use a portion of these funds for marketing and other related activities intended to increase its sales revenues. However, there can be no assurance that it will be able to increase sales and even if it does, that they will be increased sufficiently to offset its operating expenses. As a result, SWI anticipates the need to seek additional financing to fund its future operations. SWI does not have any commitments to provide such financing and there can be no assurance that any such financing will be available when needed or, if available, will be on terms favorable to the Company. In the event such financing is not obtained, SWI's operations will be materially adversely affected and may have to be substantially reduced or ceased. Any equity financing will be dilutive to SWI's existing shareholders and debt financings, if available, will likely impose restrictive covenants upon SWI.

SWI MAY HAVE DIFFICULTIES IN MANAGING GROWTH

     SWI will need to grow its product sales significantly in order to be successful. If SWI is unable to manage growth effectively, it could have a material adverse affect on SWI's results of operations, financial condition or business. SWI cannot guarantee that it will successfully expand or that any expansion will enhance profitability. SWI expects its planned growth will place a significant strain on management and operations. SWI's future growth will depend in part on the ability of its officers and other key employees to implement and expand financial control systems and to expand, train and manage its employee base and provide support to an expanded customer base.

SWI HAS LIMITED MARKETING AND SALES CAPABILITIES, AND MUST MAKE SALES IN A FRAGMENTED MARKET

     SWI's operating results will depend to a large extent on its ability to increase its customer base and brand awareness. SWI currently has very limited marketing capabilities and experience and will need to hire additional sales and marketing personnel, develop additional sales and marketing programs and establish sales distribution channels in order to achieve and sustain commercial sales of its products. Although SWI has developed a marketing plan, there can be no assurance that the plan will be implemented or, if implemented, will succeed in creating sufficient levels of customer demand for its products. The markets for SWI's existing and planned products are highly fragmented. Consequently, SWI will need to identify and successfully target particular market segments in which its management believes SWI will have the most success. These efforts will require a substantial, but unknown, amount of effort and resources.

     The fragmented nature of the personal care products market may impede SWI's ability to achieve commercial acceptance for its products. In addition, SWI's success will depend in great part on its ability to develop and implement a successful marketing and sales program. There can be no assurance that any marketing and sales efforts undertaken by the Company will be successful or will result in any significant product sales.

SWI MAY BE UNSUCCESSFUL OPERATING INDEPENDENT OF ILX

     Since its formation, the Company's operations have consisted principally of providing products for distribution by ILX at its resorts. The Company does not have an operating history as an independent public company. Prior to the Distribution, the Company has been operating under the control of ILX. ILX has agreed to loan SWI up to $200,000 for its working capital needs during the period ended November 30, 2000. Other than this limited commitment, following the Distribution, the Company will no longer be able to rely on ILX for financial support or benefit from its relationship with ILX to obtain credit or receive favorable terms for the purchase or sale of certain goods and services. In addition, after a temporary transition period, the Company will be responsible for obtaining its own sources of financing and for its own treasury, cash management, accounting, legal, risk management and other administrative activities.

COMPETITION; INDUSTRY CONDITIONS

     The business of SWI is in industries and markets that are highly competitive. Some of the Company's competitors have greater financial, manufacturing and other resources than the Company. Many competitors of SWI's products also have worldwide recognition of their brand names, while the Company has name recognition. The demand for SWI's products is dependent upon, among other things, consumer awareness of the Company's products as well as general economic conditions and capital spending.

SWI DOES NOT EXPECT TO PAY DIVIDENDS

     It is currently contemplated that, following the Distribution, the Company will use any excess cash flow, if any, for reinvestment in its operations and will not pay dividends on its common stock in the immediately foreseeable future.

LACK OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Distribution, there has been no public market for the SWI Common Stock. Although the Company believes its common stock will be approved for inclusion on the NASD Bulletin Board System, there can be no assurance that an active trading market for the SWI Common Stock will be established or maintained after the Distribution. ILX expects the SWI Common Stock to initially constitute penny stock. The prices at which the SWI Common Stock trades will be determined by the marketplace and could be subject to significant fluctuations in response to many factors, including, among other things, variations in the Company's quarterly operating results, changing economic conditions in the industries in which the Company participates and changes in government regulations. In addition, the general stock market has in recent years experienced significant price fluctuations, often unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, may adversely affect the market price of the SWI Common Stock.

RISK OF LOW-PRICED STOCK; PENNY STOCK REGULATIONS

     The SWI  Common  Stock is  expect to be  subject  to Rule  15g-9  under the
Exchange  Act,  which  imposes   additional   sales  practice   requirements  on
broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of shareholders to sell any of the shares acquired in the Distribution in the secondary market.

     The SEC adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest.

     If the Company's securities are subject to the existing or any amended rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

     In addition, the Board of Directors, without further stockholder approval, may issue preferred stock that could have the effect of delaying, deterring or preventing a change in control of the Company. The issuance of preferred stock also could adversely affect the voting power of the holders of SWI Common Stock, including the loss of voting control to others. The Company has no present plans to issue any preferred stock. See "Description of Capital Stock - Preferred Stock."

EFFECTS ON ILX STOCK

     After the Distribution, the common stock of ILX will continue to be listed and traded on the American Stock Exchange ("AMEX"). As a result of the Distribution, the trading prices of ILX Common Stock may be correspondingly lower than the trading prices of ILX Common Stock immediately prior to the Distribution. The combined trading prices of ILX Common Stock and SWI Common Stock after the Distribution may be less than, equal to or greater than the trading prices of ILX Common Stock prior to the Distribution.

A SUBSTANTIAL PERCENTAGE OF SWI'S OUTSTANDING SHARES WILL BE HELD BY A FEW SHAREHOLDERS

     Martori Enterprises Incorporated, an Arizona corporation ("MEI"), controlled by Joseph P. Martori and his cousin, Edward J. Martori ("EJM"), collectively, will own or have the power to vote in excess of 20% of the SWI Common Stock to be outstanding after the Distribution. As a result, these shareholders will have the power to exert substantial influence over, and in most cases, control essentially all of SWI's business and affairs. In addition, Joseph P. Martori and EJM control MEI and its voting decisions with respect to shares of the SWI Common Stock held by MEI. If the interests of MEI, Joseph P. Martori and EJM as shareholders differ from the interests of the other shareholders, such other shareholders may be adversely affected.

THE DISTRIBUTION MAY BE TAXABLE TO ILX SHAREHOLDERS

     ILX believes that the Distribution will be tax-free to ILX and to its shareholders. However, ILX has not sought a ruling from the IRS as to this treatment and it is possible that the IRS may determine the transaction to constitute a taxable event. Should the IRS so determine, ILX will be required to recognize an amount of taxable gain, if any, equal to the value of the SWI shares being distributed over ILX's basis in such shares. In addition, ILX shareholders will be required to pay tax at ordinary income rates on the amount of the dividend deemed received by them. See "Federal Income Tax Consequences of the Distribution" above.

                                 DIVIDEND POLICY

     The Company presently intends to retain earnings for use in its business. The Company does not anticipate paying cash dividends in the foreseeable future.

                                    BUSINESS

GENERAL

     Sedona Worldwide Incorporated is a majority-owned subsidiary of ILX. The Company is principally engaged in the development, testing, marketing, and distribution of its own proprietary "Sedona Spa" branded lines of face, hair and body care products and apparels containing ingredients or materials indigenous to, and embodying the appeal of, the Southwestern region of the U.S. and of Sedona, Arizona in particular. In addition, the Company has recently established a marketing alliance with Robert Shields, founder of Robert Shields Design, a jewelry and art design company based in Sedona, Arizona, whereby the Company will be able to offer a line of Southwestern-style jewelry and artwork similar to Mr. Shield's existing line of products. In addition, the Company has developed a line of apparel under the brand name "Red Rock Gear." No significant sales of apparel or jewelry have occurred to date. The Company intends to introduce additional products such as natural vitamins, mineral supplements, and herbal remedy products, however, it does not currently have any arrangements in place with respect to the introduction of any such products. See "--Products" below.

     The Company's personal care products have historically been marketed primarily through direct sales at the Los Abrigados Resort & Spa, the "flagship" resort of the Company's parent corporation, ILX. In addition, these products have historically been offered as in-room amenities to guests at various ILX resorts and as promotional gifts to targeted customers of such resorts. However, commencing in 1998, the Company began to shift its focus to increasing the visibility, brand recognition and sales volume of its products through the distribution of such products by certain salon, spa and other retail outlets in California independent of ILX.

     The Company intends to market its existing and future planned products through various marketing media designed to capitalize upon the Company's upscale niche product offerings. Specifically, the Company intends to target consumers in the 35- to 65-year age group. The Company believes this demographic group presents the greatest opportunity for future growth as well as expansion of its existing customer base. Consistent with this strategy, the Company entered into an agreement with Debbie Reynolds, pursuant to which Ms. Reynolds has agreed to act as spokesperson for the Company's Sedona Spa line of products. See "- Marketing Strategy" below. In addition, the Company is exploring a variety of marketing strategies including catalog sales, Internet sales, direct mail campaigns, amenities packaging, including corporate gift programs with banks, law firms and other private groups and other incentive-based distribution channels. The Company is also exploring marketing activities in direct-response television campaigns. Additionally, the Company will continue to offer its products at the ILX resorts.

     All of the Company's production and packaging activities are currently conducted by third parties through contractual arrangements in accordance with the Company's specifications. Inventory of the Company's products, distribution and customer service are handled in-house at the Company's principal offices. However, such activities may in the future also be conducted by third parties in response to increased sales volume if the Company's marketing and growth strategies are successful.

     The Company was initially incorporated in Arizona in 1992 under the name "Red Rock Collection Incorporated." In 1997, the Company changed its corporate name to Sedona Worldwide Incorporated. The Company's headquarters are located at 3840 North 16th Street, Phoenix, Arizona 85016. Its telephone number is (602) 263-9600. The Company also maintains a website at http://www.Sedonaspa.com.

INDUSTRY OVERVIEW

     Substantially all of the Company's current business consists of the sale of personal care products. The Company intends to expand its product line to initially include selling apparel and jewelry and management believes there exist other product lines that may complement these product offerings. As a result, it is currently pursuing opportunities to market natural health and other such product categories. Following is a discussion of the various market segments in which its current and potential future products compete.

     COSMETICS AND TOILETRIES MARKET. According to Drug and Cosmetic Industry Magazine ("DCI"), June 1998 edition, the U.S. cosmetics and toiletries industry is one of the world's largest markets, with $36.4 billion in sales in 1997 and a compounded annual growth rate of 3.4%. In addition, this industry has experienced significant growth in recent years. In 1997, hair care comprised 14.5% of the market share with products sold for in-salon services and retail representing $1.8 billion at the manufacturer level up from $1.2 billion in the prior year. Sales of hair care products experienced retail sales reaching approximately $5.27 million in 1997 up from $4.8 million in 1993. Skin care products comprised 13.7% of the market with retail sales reaching almost $5.0 billion in 1997. In 1997, U.S. retail sales of skin care products reached $3.98 billion with sales for 1998 projected to be $4.18 billion, $4.37 billion in 1999, and $4.57 billion in 2000, according to Packaged Facts, a marketing research organization. A major factor contributing to this growth is the current trend of the skin care market being driven by the aging baby boom generation who are striving to keep a youthful and healthy appearance. Also, mass market moisturizer sales jumped 24% to $489.9 million for the year ended February 22, 1998, according to Information Resources, of Chicago, Illinois.

     The personal hygiene market, which includes bath and shower products, had retail sales of $4.3 billion in 1997 and an annual growth rate of 1.0% between 1993 and 1997. The Company believes that the growth experienced in this segment is primarily attributable to new niche products, product extensions of existing successful products, as well as packaging and marketing trends which cater to an increasingly sophisticated consumer. In addition, the Company believes that the growth experienced in the cosmetics and toiletries industry in general is largely attributable to a growing number of persons in the 45- to 54-year age group, which group, on average, consists of the most affluent households according to HOUSEHOLD SPENDING, 4TH EDITION. Also according to this source, in 1997 U.S. households with incomes of $70,000 and greater spent 79% more than the average household in personal care products and services.

     The cosmetics and toiletries industry is a rapidly changing and highly competitive global industry and the Company expects it to continue to be so in the future. The market is dominated by a large number of well-capitalized, diverse companies, such as Avon, Clairol, Alberto Culver, Revlon, L'Oreal, Estee Lauder, Unilever, Gillette, Proctor & Gamble, Colgate-Palmolive, Matrix, John Paul Mitchell Systems, Nexxus and Redken, all of which have strong brand-name recognition associated with their products. However, more recently, product offerings by various niche marketers have been able to successfully capture a significant share of the consumer market dollar. The Company believes this trend is at least partially attributable to the growing number of aging "baby-boomers" in the 45- to 60-year age group with significant disposable income, many of whom are particularly interested in products that seek to erase or reduce visible effects of aging. According to DCI, June 1998 edition, the "baby boomer" segment of the U.S. population spends, on average, more per capita than any other age group. Marked by a lower level of brand loyalty than their parents' generation, these baby boomers typically are more willing to experiment with new products they believe may bring their desired results. The Company intends to capitalize upon this perceived demand for lines of specialty personal care products through its upscale Sedona Spa products.

     Cosmetics and toiletry products are distributed through a broad variety of wholesale and retail channels. Recently, beauty products superstore chains such as Trade Secrets and Ulta3 have emerged, offering convenient one-stop shopping for all beauty care needs. There has also been a recent proliferation of private-label products offered by major retailers such as Sears, J.C. Penney, Target, Wal-Mart, Osco, Walgreens, and Revco, in response to increasing demand for low-price products of non-prestigious brands. These large merchandisers, grocery and drugstore chains, and department stores have successfully utilized traditional mass marketing approaches, such as television commercials and national magazine advertisements, to distribute their products. In-salon purchases have proved to be highly successful for hair care products from Matrix, John Paul Mitchell Systems, Nexxus, Aveda, Redken and others. In addition, cataloger retailers such as Avon have also successfully penetrated this market. Finally, smaller stand-alone specialty retailers such as Origins, Bodyworks, H2O, and The Body Shop have also emerged more recently with significant success. The Company expects competition to increase as the number and variety of entities offering competitive products continues to increase in the future.

     As competition has increased, cosmetics and toiletries manufacturers and distributors have been engaged in a trend toward consolidation. Recent examples include Estee Lauder purchasing Aveda, Bristol-Myers Squibb purchasing Redmond Products, Clairol and Matrix, Jergens purchasing Bausch & Lomb's skin care business, Cosmair/L'Oreal purchasing Maybelline and Redken, Unilever purchasing Helene Curtis, and German-based Wella purchasing Sebastian. The Company expects this consolidating trend to continue in the future resulting in larger, better-capitalized competitors offering a greater variety of niche products to an ever-demanding base of consumers.

     JEWELRY. The combined value of all goods produced by costume jewelry manufacturers in the United States totaled $1.6 billion in 1996, according to THE ENCYCLOPEDIA OF AMERICAN INDUSTRIES, SECOND EDITION 1998. Unlike many of the other large consumer markets, there is a lower level of brand identity in the jewelry arena, and the largest manufacturers have not historically dominated the market, to the degree experienced in the cosmetics and toiletries industry. In fact, most manufacturers are relatively small independent operators, often of an arts and crafts nature. Nonetheless, the industry includes several large publicly traded companies like Tiffany & Co., with 1995 revenues of $803.0 million; Jostens, Inc. with 1995 revenues of $665.0 million; and Jan Bell Marketing with 1995 revenues of $254.0 million. The largest company engaged in the costume jewelry industry in 1995 in the U.S. was Illinois-based Artra Group, a publicly held conglomerate founded in 1933. Artra's many subsidiaries include the number two firm, Lori Corp. Lori Corp.'s 1995 sales totaled approximately $160.0 million. Third in line was the Napa Company, whose origins date back to

1875, making it the oldest costume jewelry manufacturer in the U.S. Their 1995 sales totaled approximately $70.0 million. The New York City based firm of Trifari Krussman and Fischel, Inc. was fourth in production and sales, with origins that date back to the early 1920's and sales totaled around $63.0 million in 1995. Most jewelry sales are made through jewelry store chains and independent retailers as well as department stores, with costume jewelry achieving notable success on home shopping networks. The Company believes that there currently exists a trend in the jewelry industry of including the use of materials and motifs inspired by indigenous cultures and natural elements. The Company intends to capitalize upon this trend through its offering of The Robert Shields Collection products.

     APPAREL. Retail apparel sales totaled approximately $170.0 billion in 1997, up 4.9% from 1996, following a 2.2% gain in 1996 from the prior year, according to the NPD Group Inc. ("NPD").

     Apparel is sold at a variety of retail outlets. Based on data from NPD, discount stores, off price retailers and factory outlets accounted for 26% of 1997 apparel sales, while specialty stores and department stores accounted for about 22% and 21%, respectively. Another 14.5% of sales are by major chains, and direct mail/catalogs accounted for 8%. About 30% of the apparel marketed consisted of national brands (e.g., Liz Claiborne, Fruit of the Loom, Jones Apparel, Phillips Van Heusen, Polo Ralph Lauren) produced by about 20 different large companies. The second tier, accounting for about 70% of all apparel distributed, comprises small brands and store (or private label) goods. The women's segment has traditionally accounted for more than half of all apparel sales, according to research from NPD reported in Women's Wear Daily, it totaled nearly 53% in 1997.

     Leaders in the apparel industry included Liz Claiborne ($2.4 billion), Fruit of the Loom ($2.1 billion), Jones Apparel ($1.3 billion), Phillips-Van Heusen ($1.3 billion) and Polo Ralph Lauren ($1.2 billion). The Company believes that one of the most significant trends currently affecting the apparel industry is the increase in casual dressing due to relaxed workplace dress codes, an aging population, and a growing reluctance among consumers to spend significant amounts of money on clothes. The Company intends to enter this vast apparel market with its "Red Rock Gear" line which offers niche apparel products intended to provide the consumer with quality, comfort, value and a natural image. The Company believes that this emphasis upon natural products is consistent with the brand image of its other products, which is intended to increase awareness of and loyalty to the entire line of the Company's product offerings.

     VITAMINS, MINERALS AND SUPPLEMENTS. The market for vitamins, minerals and supplements has experienced significant growth in recent years, with sales of an estimated $910.0 million in 1997 according to Packaged Facts of New York. The vitamins, minerals and supplements industry has traditionally been dominated by national and international pharmaceutical companies, with most sales taking place through drug stores, grocery stores, mass merchandisers and health/nutrition chains. However, a significant amount of vitamins, minerals and supplements have more recently been successfully sold through direct marketing channels, with examples including Herbalife, Equinox and New Vision.

THE CONSUMER

     The profile of a typical consumer of cosmetics and toiletry products spans virtually all demographic groupings, regardless of age, gender, race, color, marital status, or socio-economic status. As pointed out in the June 1996 issue of DCI, aging baby boomers are expected to become an increasingly larger segment of the market. The segment of the female population within the age range of 40 to 59 is predicted to be more likely to spend money on anti-aging treatments and the Company believes its product line responds to customer preferences for such products.

     The Company believes that consumers are becoming increasingly sophisticated and demanding, generally demonstrating an increasing level of concern and knowledge about the ingredients of a product and, as a result, are more likely to read the labels of the products they purchase, taking into consideration objective product comparison factors apart from brand loyalty in making their purchase decisions. The Company believes this trend could work to the advantage of truly well positioned niche marketers, including itself.

OPERATING STRATEGY

     Since 1994, the Company has test marketed its unique line of face, hair and body care products through promotional use, and retail sales at the ILX resorts, and direct sales, including direct mail, network marketing, in-bound and out-bound telemarketing, direct wholesaling, trade show, Internet and consignment programs. Based upon such test marketing efforts, the Company believes that its products will be most favorably received by people 35 to 65 years of age. As a result, the Company intends to proceed with its introduction of botanical based face, hair and body products, its planned introduction of a line of Southwest jewelry and artwork based upon Mr. Robert Shield's existing

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designs,  expand its "Red Rock Gear"  apparel line, as well as develop a line of natural vitamins and mineral supplements and other products consistent with its Sedona motif.

     The Company's strategy is to seek to satisfy a particular sector of the consumer population who, because of their attraction to the natural beauty and mystique of the Southwestern U.S., and particularly Sedona, Arizona, are attracted to botanically originated products for the face, hair and body, and jewelry and apparel which seek to represent or capture the "spirit" or the "essence" of the Southwest and Sedona. The Company's personal care products have been formulated using a variety of natural botanical extracts, essential oils and minerals, as demonstrated in the Arizona Mud Masque from the Southwest. The Company's "Red Rock Gear" line of clothing features natural fibers, Southwest styling and its particular line of "dirt shirts" uses Sedona red rock materials as natural dye. Additionally, the Company designs its products with an emphasis upon branded packaging concepts which stress aesthetic appeal as well as convenience of use.

     The Company seeks to develop products that respond to the sophisticated demands and concerns of its targeted consumer. For example, no animal testing is performed; and natural pump sprays as opposed to ozone-depleting propellants are selected. The Company believes that given its philosophy in developing its products and their unique marketing appeal, its products will be embraced by its intended niche market and as a result, the Company seeks to further expand its current sales volume and product diversity.

     The Company maintains a website at http://www.Sedonaspa.com. Visitors to this site can learn about the Company's products and even order them on-line.

PRODUCTS

     The Company's existing product offerings consist of the Sedona Spa line of "botanical treats" for the face, hair and body, the Robert Shields Collection of jewelry, and Red Rock Gear apparel. Each product group is marketed and distributed in a manner tailored to capitalize upon the perceived greatest demand for such products, however, all of them are conceived, designed and distributed in a manner intended to capture the spirit of Sedona, with an emphasis upon indigenous ingredients and motifs marketed to an upscale niche market.

     SEDONA SPA COLLECTION. The Company's Sedona Spa group of products consists of a complete line of face, hair and body products. The Company intends to modify existing products as well as add new products through development or acquisition in response to consumer demand and as appropriate opportunities present themselves. The existing line of Sedona Spa products, grouped by category, is as follows:

SEDONA SPA SKIN CARE (FACIAL)

ADVANCED DAILY CLEANSER:            Formulated   with  natural   botanicals  and
                                    vitamins,  this  clear gel  cleanser  gently
                                    lifts  make-up  while   promoting   moisture
                                    balance.

REFRESHING FACIAL TONER:            pH balanced  and vitamin  enriched to soothe
                                    and hydrate the skin while completing the cleansing process.

WILDBERRY FACIAL MOISTURIZER:       Oil-free daytime  moisturizer  enriched with
                                    Raspberry Extract specially formulated for combination to oily skin.

HYDRATING FACIAL MOISTURIZER:       Rich-textured    moisturizer   with   Sodium
                                    Hyaluronate used to maintain skin's delicate moisture levels all day.

NIGHTTIME REFINING MOISTURIZER:     Water-based  beauty  treatment with Maritime
                                    Pine  Extract,   a  free  radical   fighter,
                                    antioxidants, Beta-Carotene and Vitamins A and E.

ARIZONA MUD MASQUE:                 Deep  cleansing  facial  mask  with  natural
                                    botanicals and clays direct from the Arizona desert to purify and detoxify skin.

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SEDONA RED MINERAL FACIAL:          A combination  of minerals and other natural
                                    ingredients stimulates circulation, absorbs impurities from environmental pollution and allows skin to breathe freely, giving the complexion a softer, smoother texture.
SEDONA SPA HAIR CARE (HAIR)

MOUNTAIN MOISTURE SHAMPOO:          Organic shampoo for normal to dry hair helps
                                    protect color treated and stressed hair with Yucca, Agave and Vitamin E.

MOUNTAIN MOISTURE CONDITIONER:      Organic conditioner with natural humectants
                                    to nourish hair giving it greater strength, softness and shine.

MAXIMUM BODY SHAMPOO:               Formulated with Vitamin B-5 to increase hair
                                    volume along with Arizona  Cypress,  Juniper
                                    Berries and Agave. Intended to stimulate the scalp with Juniper Berries and thicken hair.

MAXIMUM BODY CONDITIONER:           Weightless formula enhances highlights with
                                    Chamomile and promotes fullness with plant based thickening system blending botanicals,
                                    Soy Protein and Whole Wheat Amino Acids.

GOLD SHAPING GEL:                   Water-soluble gel formulated to provide hold
                                    and high shine with Paba-free sunscreen, vitamins and botanicals.

BOTANICAL SCULPTING SPRAY:          Salon formulated working spray to sculpt and
                                    style all hair types, infused with a crystal
                                    shine   complex   of  desert   flowers   for
                                    unsurpassed shine.
SEDONA SPA SKIN CARE (BODY)

BODY BALM MOISTURIZER:              Rich,    velvety   body   moisturizer   with
                                    antioxidants   and  Apricot  Kernel  Oil  to
                                    nourish the skin. Suitable for men and women.

SPA SHOWER GEL:                     pH   compatible,   aromatic   cleansing  gel
                                    enriched with a botanical complex of Cactus, Chamomile and Grapefruit extracts.

                                    Vegetable based,  non-irritating soap packed
SEA KELP SOAP:                      with sea  kelp,  produced  in an  attractive
                                    shell shape. Excellent for men or women.

     The Company's Sedona Spa products emphasize the natural properties of their botanical ingredients. None of the current product offerings contain any "active" ingredients. As a result, they are not subject to regulation by the Food and Drug Administration. In addition, third parties perform all of the necessary testing, if any, associated with the products they produce for the Company. Generally, testing is performed when using ingredients classified by the FDA as "Generally Regarded as Safe." The manufacturer of the Sedona Spa hair care products does employ a Quality Assurance Program, which includes microbiological testing, stability and product performance testing. None of the Company's manufacturers performs any animal testing.

     THE ROBERT SHIELDS COLLECTION. The Company has entered into an arrangement with Robert Shields of "Shields & Yarnell" fame to market a line of Southwest jewelry, artwork and clothing (to be marketed in conjunction with the Company's branded Red Rock Gear line as described below) based on his existing line of such products. The Robert Shields Design is a jewelry and art design company based in Sedona, Arizona, which distributes Mr. Shields' Southwest style art and jewelry to retailers, museums, galleries, and resorts across the United States. Mr. Shields maintains galleries in Prescott, Jerome and Sedona, Arizona to showcase his work, including one at the Los Abrigados Resort & Spa, which is owned by ILX. His jewelry often features sterling silver, turquoise, beads and other Southwest materials, and includes earrings, necklaces, pins and pendants. His artistic creations include sketches, sculpture, paintings, masks, painted wood and photography. The marketing alliance is in its early stages and no

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
purchases have been made by the Company to date. This alliance is informal in nature and Mr. Shields has no obligation to provide such products when desired by the Company.

     RED ROCK GEAR. "Red Rock Gear" is the name of the Company's line of apparel featuring natural fibers and Southwest styling. The line presently includes a "dirt shirt," made with Sedona red rock materials used as a natural dye, unique Southwestern style skirts, a terry-cloth spa robe, t-shirts and caps. Additionally, portions of the successful Robert Shields Design line of clothing are currently planned to be marketed under the Red Rock Gear label. This line will include contemporary Southwestern men's and women's apparel and accessories, predominately in earth and gem tones embellished with Shields' jewelry. The Company intends to expand its existing line of Red Rock Gear offerings with other items such as hiking apparel, women's casual wear, men's shirts, sweatshirts and other accessories.

     RED ROCK NATURAL HEALTH. Although the Company does not currently produce or distribute such products, it is exploring the development of a line of natural vitamins, mineral supplements and herbal-based products. The Company believes such products may capitalize on the increasingly mainstream consumer interest in natural medicine and well being. The Company believes such products will be attractive to consumers of its Sedona Spa products and Red Rock Gear line and may be marketed both separately as well as in conjunction with such product lines. The Company expects to introduce its Red Rock Natural Health products in 2000 or as soon thereafter as is practicable. However, the Company does not currently have any arrangements in place with respect to the production, testing, marketing or distribution of such products and such activities remain subject to a determination by the Company's management of the feasibility and desirability of offering such products.

     ADDITIONAL PRODUCT CATEGORIES. In addition to the core product lines described above, the Company believes that opportunities for additional products indigenous to, or associated with, the Southwest and Sedona may be developed in the future in a manner consistent with its existing product offerings. Accordingly, the Company may determine to test market other products such as spices and condiments, arts and crafts items, coffees and teas, "New Age" products and others. Preliminary research indicates that such related products have the potential for market success, however, there can be no assurances in this regard. The Company does not currently have any agreements, oral or written, to test, develop or otherwise distribute any such additional products.

MARKETING STRATEGY

     The Company's marketing plan emphasizes various direct sales media for promoting its proprietary branded product lines. Historically, the Company has primarily offered its Sedona Spa products as part of the marketing efforts of its parent corporation ILX as in-room amenities to visitors of the Los Abrigados Resort & Spa ("Los Abrigados"), the flagship resort of ILX, which is located in Sedona, Arizona, at other ILX resorts and as promotional premiums to potential purchasers of ILX's vacation ownership interest inventory. Commencing in late 1998, the Company began to pursue the development of a market for its products independent of its corporate parent ILX. To date, the Company has made some initial sales to a limited number of spas, salons and other retail outlets in California. Commencing in 1999, the Company began selling its products to an Internet retailer. Although Internet sales have never been a significant source of revenue to the Company, management may explore opportunities in the on-line market as they arise. In addition, the Company may utilize catalog, direct mail or other mediums intended to most efficiently expose its products to a targeted base of potential consumers. The primary objective of the Company's marketing strategy is to increase the number of consumers who try its products, with the secondary objective of obtaining a database of potential customers for further follow-up by direct mail, telemarketing and automatic order programs. Certain marketing activities, such as billboard advertising and radio campaigns commenced in 1998 to create brand awareness, recognition, identity and interest among consumers.

     An initial stage of the Company's marketing plan involves the full-scale launch of its Sedona Spa product line by, when and if appropriate, the association of Debbie Reynolds as celebrity spokesperson to assist in targeting the older baby boomer (50+ age) markets. Television commercials, catalogs and other direct sales media are being considered, to be supplemented by traditional advertising, promotion and a public relations campaign, also supported, in some instances, by Ms. Reynolds' promotion. Pursuant to the agreement, Ms. Reynolds has agreed to provide certain promotional services, including two personal appearances, as well as a limited number of radio spots, newspaper and magazine advertisements and television infomercials. All of Ms. Reynolds' services are to be performed at ILX's resort, Los Abrigados, except for certain production activities which may be performed in Las Vegas or Los Angeles, and may not require more than two weeks of Ms. Reynolds' time. Ms. Reynolds has also agreed not to use her likeness in connection with any products competitive to the Company's in the United States. In exchange for her services, Ms. Reynolds received a number of shares equal to 10% of the Company's outstanding common stock. Ms. Reynolds subsequently transferred these shares to her son, Todd Fisher, also a director of the Company. See "Certain Relationships and Related Transactions" below. In addition, the Company has agreed to pay a royalty to Ms.

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
Reynolds equal to 15% of all sales of its products during the term of the agreement and the three months following its termination, less a deduction for returns not to exceed 10 - 15%. To date, no royalties have been accrued, but they will begin to accrue at such time, if ever, as Ms. Reynolds begins to perform services pursuant to this agreement. ILX also granted to Ms. Reynolds a one-week Vacation Ownership Interest in its Los Abrigados Resort. Ms. Reynolds has the right to terminate the agreement for, among other things, failure of the Company to generate certain minimum royalties, and failure to have effected an initial public offering of its securities prior to January 1, 1998. Currently, the agreement is in effect and will expire January 1, 2002, unless earlier terminated.

     The Company intends to focus its marketing efforts initially in the Southwestern United States, with a national marketing campaign to be implemented thereafter. The Company also intends to continue to distribute its products through the ILX resorts, although currently it does not have any contractual arrangements with ILX for such distribution. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Concentration."

MANUFACTURING AND DISTRIBUTION

     PRODUCT DEVELOPMENT, PRODUCTION AND PACKAGING. All of the Company's product development, production and packaging functions are performed by third parties on a contractual basis. The Company believes that outsourcing these aspects of its operations enables it to access the particular technical expertise of its third party suppliers while simultaneously realizing certain economic advantages enjoyed by such suppliers, including flexible production capacity and raw materials purchasing power. In addition, the Company believes such arrangements permit it to avoid the costs associated with the facilities maintenance and administration activities associated with such functions. The Company works closely with its outside suppliers in an effort to ensure the quality and consistency of its products. The Company does not have contractual arrangements with any of its third party suppliers. Although the Company has worked with each of such suppliers for a period of at least one to five years and believes its relations are good, such suppliers are not obligated to continue to provide products and services to the Company at all, or on the same terms and conditions as they currently do.

     Development of a new product typically commences with a market research and feasibility analysis conducted by the Company and its suppliers. When the Company has determined that a particular product concept is feasible, it employs an outside supplier to prepare prototype samples in accordance with the Company's instructions. The Company ultimately selects the desired prototype, obtains the necessary governmental approvals, if any, and initiates the manufacturing process.

     Manufacturing of the Company's products is typically completed pursuant to a purchase order by the Company for a specified number of units. The Company provides precise product specifications to the manufacturer and requires the manufacturer to undertake documented quality control procedures throughout the manufacturing process.

     Product labeling and packaging are typically obtained by the Company on a "turn-key" basis from third party suppliers. This means that these third party suppliers agree to deliver consumer ready product to the Company and the Company does not independently conduct any product labeling or packaging activities. To the extent that such supplier requires the use of other third parties, they are responsible for negotiating such arrangements, as well as ensuring the quality of the products or services received by them. Historically, the Company has utilized particular stock packaging materials in an effort to avoid the costs and long lead times associated with obtaining custom packaging materials.

     Currently, all of the Company's Sedona Spa products are developed, manufactured and packaged by four suppliers, Hewitt Soap Co. of Dayton, Ohio; La Dove, Inc., a privately owned cosmetics laboratory and manufacturing company located in Florida; Arizona Natural Resources, a privately owned company located in Phoenix, Arizona; and Levlad Laboratories Incorporated, a private company located in Chatsworth, California. The Company's Red Rock Gear products are manufactured and packaged through arrangements with third party suppliers. All of the Robert Shields' Collection products are produced and packaged by Robert Shields Design, which subcontracts with third parties in connection with the production of certain products. With the exception of its Robert Shields Collection, the Company believes there exist multiple alternative suppliers for each of its personal care product development, manufacturing and packaging operations. However, there can be no assurance that the Company would be able to secure the services of such suppliers as and when needed, if ever, or that it could do so on favorable terms.

     PRODUCT DISTRIBUTION. The Company's inventory of its products are currently maintained at its principal facilities in Phoenix, Arizona. However, in certain instances the Company's suppliers have agreed to store products produced for the Company in advance of the time such products are needed by the Company. The Company may consider alternative inventory warehousing arrangements, including expansion of its existing facilities or the acquisition of additional facilities, if warranted by increased demand for its products or other factors. The Company does not currently have any agreements in place with respect to such operations and there can be no assurance that such resources will be available if and when needed, or if available, will be on terms favorable to the Company.

     Currently, all of the Company's order processing and fulfillment operations are conducted internally at the Company's principal facilities in Phoenix, Arizona. Orders are processed by the Company's customer service employees, and fulfilled by its shipping and receiving staff from existing inventory. However, some or all of the Company's customer service, order processing and fulfillment operations may in the future be conducted by third parties in response to increased volume or other factors, many of which are beyond the Company's control. The Company does not currently have any agreements in place with respect to such operations and there can be no assurance that such resources will be available if and when needed, or if available, will be on terms favorable to the Company.

INTELLECTUAL PROPERTY

     The Company has registered "Red Rock Collection" and "Sedona Spa" as tradenames with the Arizona Secretary of State, and has been issued a trademark registration for "Sedona Spa" by the U.S. Patent and Trademark Office. An application for the registration of its trademark "Sedona Worldwide" has also been filed with the U.S. Patent and Trademark Office and is currently pending. There can be no assurance when such registration will be issued, if at all.

     The Company considers its corporate and product names, logos, formulations and designs proprietary. The Company currently protects its rights to such intellectual property rights through reliance upon its common law rights established through the use of such intellectual property. The Company does not believe there is anything proprietary about the formulation of its products. As a result, the Company's product formulations and designs are not patented and the Company has no state and/or federal trademark or patent applications pending with respect to its products.

     The Company is not aware of its products and/or formulations infringing any intellectual property rights of any other party. However, there can be no assurances in this regard. The Company would incur substantial costs in defending itself in infringement litigation brought by others, or in prosecuting infringement claims against third parties. An adverse party claiming patent, trademark or copyright infringement might assert claims for substantial damages or seek to obtain an injunction or other equitable relief, which could effectively block the ability of the Company to make, use, distribute and sell its products.

     The Company does not currently rely upon any confidentiality or other agreements to protect its trade secrets and proprietary know-how, although it may use such agreements in the future. Rather, the Company relies upon its common law rights in such proprietary information. However, to the extent it relies upon such agreements in the future, there can be no assurance that the Company's confidentiality agreements, when in place, will not be breached, or that the Company would have adequate remedies for any breach. In addition, there can be no assurance that any trade secrets owned by the Company will afford adequate protection to the Company or not be circumvented, or that any such interests will provide competitive advantages to the Company.

RESEARCH AND DEVELOPMENT

     During each of the fiscal years ended December 31, 1996, 1997 and 1998, the Company spent an aggregate of approximately $5,000, $19,000 and $3,000, respectively, on research and development activities. The Company has not incurred any research and development costs in 1999. The Company's research and development activities have historically consisted primarily of product testing and logo and packaging design, among other activities. The Company may incur certain costs in the future in connection with the introduction of additional products. The 1997 research and development activities include the product changes and repackaging associated with the introduction of the Sedona Spa line of products, which replaced the Red Rock Collection line previously marketed by the Company.

GOVERNMENTAL REGULATION

     In certain instances, personal care and health products are subject to regulation by the U.S. Food and Drug Administration (the "FDA"). None of the Company's existing products require the Company to obtain the approval of the FDA or any other state or federal agency in order to sell such products. While the Company's sunscreen formulation has received FDA approval, it is not currently being marketed. The Company believes it is in compliance with all applicable FDA and other governmental regulations. However, there can be no assurance that any of the Company's current or future planned products will not become subject to governmental approval in the future. The Company intends to comply with all governmental regulations which may become applicable in the future including any related to its planned line of Red Rock Natural Health products.

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PROPERTIES

     The Company leases approximately 4,000 square feet for $4,000 per month ($48,000 annually) for its principal offices in Phoenix, Arizona, pursuant to a lease which expires in 2000. The Company subleases a portion of the building to ILX, for which it charged ILX total rent of $52,500 in 1998 and $18,000 for the nine months ended September 30, 1999, inclusive of utilities, cleaning and other services. The Company does not own any real estate.

EMPLOYEES

     As of September 30, 1999, the Company had four employees, three of whom are employed on a full-time basis. The Company also utilizes ILX staff from time to time.

     Following the Distribution, the Company may seek to enter into an agreement with ILX, pursuant to which ILX will agree to continue to make available the services of certain of its employees to the Company on a part-time basis, if needed by the Company. The Company anticipates that any such agreement will be on commercially reasonable terms and have a limited term, while the Company develops independent infrastructure, including the hiring of necessary personnel. However, no such agreement currently exists and there can be no assurance that the Company will be able to secure terms favorable to it. If and when such agreement is entered into, the Company believes that it will enable it to more easily transition from being a subsidiary of ILX into an independent operating company.

LEGAL PROCEEDINGS

     The Company is not currently the subject of any pending or, to its knowledge, threatened legal claims.

INSURANCE

     Currently, ILX maintains for the benefit of the Company general liability, automobile liability, workmen's compensation and umbrella coverage insurance in amounts which the Company believes are customary for a company of its size engaged in a comparable industry. In anticipation of the Distribution, the Company's management will seek to secure insurance coverage independent of ILX. The Company does not currently have a commitment for any such insurance and there can be no assurance that it will be able to secure coverage in the same amounts as currently maintained for its benefit or that, even if secured, the premiums associated with such coverage will be affordable to the Company. Further, there can be no assurance that the Company will not be subject to claims in the future which its insurance may not cover or as to which its coverage limits may be inadequate. If the Company is uninsured or underinsured at any time that it becomes subject to a claim, it may be required to significantly deplete its financial and other resources.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

THE FOLLOWING DISCUSSION OF THE COMPANY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS INFORMATION STATEMENT, THE WORDS "ESTIMATE," "PROJECTION," "INTEND," "ANTICIPATE" AND SIMILAR TERMS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS THAT RELATE TO THE COMPANY'S FUTURE PERFORMANCE. SUCH STATEMENTS ARE SUBJECT TO SUBSTANTIAL UNCERTAINTY. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS SET FORTH BELOW. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

OVERVIEW

     Sedona Worldwide Incorporated was formed in 1992 to develop, test, market and distribute its own proprietary "Sedona Spa" branded lines of face, hair and body care products and apparels containing ingredients or materials indigenous to, and embodying the appeal of, the Southwestern region of the United States and of Sedona, Arizona in particular. To date, the Company has generated revenue primarily through the sale of its face, hair and body care products to ILX, of which it is an 80% subsidiary. ILX distributes the Company's products as in-room amenities at its resorts and hotels, as premiums (incentives) to its customers for attending vacation ownership sales presentations, and for retail sales at its resort gift shops, and at the Sedona Spa at Los Abrigados Resort & Spa. The Company also generates revenue from direct mail sales to consumers (many of whom were introduced to the products as in-room amenities or premiums) and from limited retail distribution in specialty shops.

RESULTS OF OPERATIONS

     The  following  table  sets forth  certain  operating  information  for the
Company:

                                        Nine Months Ended
                                          September 30,        Year Ended December 31,
                                        ----------------      ------------------------
                                        1998        1999      1996      1997      1998
                                        ----        ----      ----      ----      ----
Net sales:
Sales to affiliates (1)                 85.5%       79.5%     71.0%     80.5%     85.7%
Sales to non-affiliates                 14.5%       20.5%     29.0%     19.5%     14.3%
                                       -----       -----     -----     -----     -----
Total sales                            100.0%      100.0%    100.0%    100.0%    100.0%
                                       =====       =====     =====     =====     =====
As a percentage of net sales:
Cost of sales                           70.5%       63.3%     63.0%     69.7%     65.1%
Contribution margin                     29.5%       36.7%     37.0%     30.3%     34.9%
Selling, general and administrative
expense                                155.0%       90.5%     95.0%    138.2%    138.1%
Net Loss                               127.2%       54.2%     61.1%    110.5%    105.3%

----------
(1) Sales to affiliates consist of sales made to ILX. Sales to ILX are made at lower prices (generally cost plus a small mark up) than sales to non-affiliates.

COMPARISON OF THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999

     Net sales increased 20% or $15,785 to $92,885 for the three months ended September 30, 1999 from $77,100 for the same period in 1998 and increased 50% or $94,092 to $283,478 for the nine months ended September 30, 1999 from $189,386 for the same period in 1998, reflecting the emphasis on additional channels of distribution, use of products as premiums by an additional ILX sales office and higher product pricing.

     Cost of sales as a percentage of sales decreased to 63.8% for the three months ended September 30, 1999 from 68.6% for the same period in 1998 and decreased to 63.3% for the nine months ended September 30, 1999 from 70.5% for the same period in 1998, reflecting higher product prices.

     Sales, general and administrative expenses decreased $21,888 to $80,918 for the three months ended September 30, 1999 from $102,806 for the same period in 1998 and decreased $36,833 to $256,637 for the nine months ended September 30, 1999, from $293,470 for the same period in 1998, reflecting cost reductions in printing, supplies and advertising.

     Interest expense decreased to $210 for the three months ended September 30, 1999 from $871 for the same period in 1998, and decreased to $1,154 for the nine months ended September 30, 1999 from $3,310 for the same period in 1998, reflecting declining capital lease obligations.

     There is no income tax benefit recorded in 1998 or 1999 because the Company has recorded a valuation allowance equal to its deferred tax asset at December 31, 1998 and September 30, 1999, respectively. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to differences between the amounts of the Company's existing assets and liabilities and their respective tax basis. Because the Company has not yet generated taxable income, and therefore sufficient evidence does not exist that differences in financial and taxable income and net operating loss carryforwards will be utilized to reduce future income taxes, no income tax benefit has been recorded for the three- and nine-month periods ended September 30, 1999.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO DECEMBER 31, 1998

     Net sales  decreased  11.7%  from  $341,000  in 1997 to  $301,000  in 1998, reflecting the full effect of the cessation in 1997 of certain test marketing and distribution methods as well as the changes in the ILX resorts' use of products as amenities and premiums. Cost of sales as a percentage of sales for 1998 of 65.1% is slightly lower than 1997 of 69.7% because of a shift in product sales mix that emphasized the sale of higher margin products.

     Selling, general and administrative expenses decreased from $471,000 in 1997 to $416,000 in 1998, consistent with the reduction of test marketing and distribution methods described above.

     Interest expense of $9,000 for 1997 and $6,000 for 1998 reflects interest on declining capital lease obligations.

     Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to differences between the amounts of the Company's existing assets and liabilities and their respective tax basis. Because the Company has not yet generated taxable income, and therefore sufficient evidence does not exist that differences in financial and taxable income and net operating loss carryforwards will be utilized to reduce future income taxes, no income tax benefit has been recorded for 1997 or 1998.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO DECEMBER 31, 1997

     Net sales decreased 37% from $542,000 in 1996 to $341,000 in 1997. The decrease reflects the Company's decision to discontinue several of the distribution methods it had been testing, including multi-level marketing, and distribution through professional hair salons and certain retail outlets, as well as a change in the use of Sedona Spa products by ILX. In 1997, ILX resorts began distributing a three-pack of Sedona Spa products to the majority of its tour guests as a complimentary gift to the customer during the sales presentation, rather than distributing a more extensive array of products to certain guests as an inducement to tour. Also in 1997, ILX resorts deleted hair spray from their standard resort room amenities, thereby offering three bottled products (Body Balm, Mountain Moisture Shampoo and Mountain Moisture Conditioner) rather than four, plus seakelp soap and glycerin soap. In addition, during 1997 ILX resorts ceased offering complimentary midweek replenishments of amenities to its vacation ownership exchange guests. ILX resorts continue to offer vacation owners and vacation ownership exchange guests the full amenities described above at check-in, a service not typically offered by vacation ownership resorts.

     As a result of the discontinuation of the trial distribution methods, sales decreased 58% from $157,000 in 1996 to $66,000 in 1997. Sales to non-affiliates decreased as a percentage of total sales from 29% in 1996 to 19% in 1997, and sales to affiliates, while lower in dollar amount in 1997 than 1996, increased as a percentage of total sales. Sales to affiliates are made at negotiated prices based on cost plus a nominal agreed upon profit margin, with such pricing being lower than prices offered to non-affiliates. Accordingly, cost of sales increased as a percentage of sales from 1996 to 1997.

     Selling, general and administrative expenses decreased from $515,000 in 1996 to $471,000 in 1997 as a result of a reduction in sales and marketing expenses associated with the discontinuation of the trial marketing and distribution programs earlier described.

     Interest expense decreased from $17,000 in 1996 to $9,000 in 1997 due to repayments of interest bearing indebtedness, including capital leases.

     There is no income tax benefit recorded in 1996 or 1997 because the Company has recorded a valuation allowance equal to its deferred tax asset at December 31, 1996 and 1997, respectively. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to differences between the amounts of the Company's existing assets and liabilities and their respective tax basis. To date, the Company has not yet generated taxable income, and therefore, there is insufficient evidence that differences in financial and taxable income and net operating loss carryforwards will be utilized to reduce future income taxes.

LIQUIDITY AND CAPITAL RESOURCES

SOURCES OF CASH

     The Company generates cash primarily from the sale of its own proprietary "Sedona Spa" branded lines of face, hair and body care products and apparels containing ingredients or materials indigenous to, and embodying the appeal of, the Southwestern region of the United States and of Sedona, Arizona in particular. During the nine-month periods ended September 30, 1998 and 1999, cash used in operations was $277,524 and $150,432, respectively. Historically the Company's cash flows from product sales have not been sufficient to fund its operations, and shortfalls have been funded by its majority parent, ILX. ILX advanced the Company $327,854 and $125,461 in the nine-month periods ended September 30, 1998 and 1999, respectively. ILX has funded the Company's cash shortfalls since inception. As of September 30, 1999, the Company was indebted to ILX in an amount in excess of $2,492,000, all of which is expected to be forgiven in conjunction with the Distribution. ILX has agreed to provide up to $200,000 of additional financing following completion of the Distribution through November 30, 2000. All amounts borrowed by the Company will bear interest equal to the prime rate plus 3% per annum, payable monthly. The entire unpaid principal will be due on December 31, 2000. A copy of the letter agreement pursuant to which ILX has agreed to provide this financing was filed as an exhibit to the Company's Amendment No. 2 to SWI's registration statement on Form 10-SB, filed with the Securities & Exchange Commission on November 12, 1999. See also "Certain Relationships and Related Transactions." Without such commitment, the Company's current cash flows will be insufficient to meet its liquidity, operating and capital requirements over the next twelve months. The Company expects to generate gross profit (revenue less cost of sales) of $120,000 over the next twelve months. During this same period the Company expects to generate operating expenses of $300,000 that will be provided for through a combination of financing from ILX as well as the Company's gross profit. These anticipated expenses include approximately $20,000 of legal and accounting costs associated with satisfying the Company's future reporting obligations under the Exchange Act for the next twelve months. The Company currently has no credit facility with a bank or other financial institution. The Company will attempt to obtain a credit facility to address its cash flow needs; however, there can be no assurance that any such financing will be available if needed, or, if available will be on terms acceptable to the Company. In light of the Company's inability to operate profitably, its independent auditors have qualified their opinion as to the Company's financial statements for the years ended December 31, 1997 and 1998 with a concern that the Company may be unable to continue operating as a "going concern." A copy of this opinion is included at Page F-2 of this information statement. The Company's management believes that the principal reason for its inability to generate additional revenues is the lack of a larger customer base and the marketing resources needed to attract such customers. The Company intends to address these issues by seeking to obtain third party financing to be used to more aggressively market its products and services and/or by seeking to identify a suitable third party with whom it may enter into a merger, acquisition or other business combination. However, the Company currently has no agreements, binding or non-binding, of any nature for any such financing or any such business combination and there can be no assurance that it will be able to complete either of such transactions or that, even if completed, that they will adequately address the Company's liquidity problems. As discussed below, if the Company is unable to generate revenues in excess of its expenses, it may be unable to continue as a going concern.

     The Company anticipates that its expenses will increase in the future as it attempts to expand its business by acquiring new products and increasing sales and marketing efforts and other operations. The Company expects to continue to incur losses until such time, if ever, as it is able to sell a sufficient volume of products at prices that provide adequate gross profit to cover operating costs. The Company's working capital requirements will depend upon numerous factors, including payment cycles for its shipped products, credit arrangements with suppliers, the scale-up of its sales and marketing resources, acquisition of new products and the terms upon which such products are acquired, competitive factors, and marketing activities. There can be no assurance when, if ever, the Company will be able to generate sufficient revenues from its operations to offset its expenses or to secure additional capital commitments. IF THE COMPANY IS UNABLE TO GENERATE MORE CASH FLOWS THAN IT DOES CURRENTLY, IT WILL BE INSOLVENT AND MAY HAVE TO DISCONTINUE ITS BUSINESS OPERATIONS.

     The Company has historically filed its income tax returns as a member of the ILX consolidated income tax return. There is no formal income tax sharing agreement to allocate income taxes among the members of the group and, historically, the Company has not recorded an income tax benefit for losses it has incurred that were utilized or may be utilized by ILX.

     At December 31, 1998, the Company had approximately $1,117,000 of federal and state NOL carryforwards which will begin to expire in 2011 for federal income tax purposes and 2001 for state income tax purposes. Section 382 of the Internal Revenue Code imposes limitations on the utilization of NOLs by a corporation following various types of ownership changes which result in more than a 50% change in ownership of a corporation within a three-year period. Such a change is expected to result from the Distribution of the Company's common stock. As a result, following the Distribution, the limitations of Section 382 are expected to apply and may limit or deny the future utilization of the NOL by the Company. See "The Distribution - Federal Income Tax Consequences of the Distribution"

USES OF CASH

     Investing activities typically reflect a net use of cash for equipment purchases. Net cash used in investing activities in the nine-month periods ended September 30, 1998 and 1999 was $22,076 and $16,879, respectively.

CREDIT FACILITIES AND CAPITAL RESOURCES

     The Company has never accessed commercial financing and to date, all of its working capital needs have been financed by ILX. ILX has agreed to provide SWI with up to $200,000 to fund its working capital needs through November 30, 2000. However, other than this limited commitment, ILX does not intend to fund the Company's future cash shortfalls following the Distribution. As a result, the Company will need to secure alternative financing sources if it continues to operate at a loss or, even if profitable, it pursues a growth strategy. There can be no assurance that such resources will be available to the Company when needed and on favorable terms. In addition, any commercial financing obtained is likely to impose certain financial and other restrictive covenants upon the Company and result in increased interest expense. Further, any issuance of additional equity or debt securities by the Company to raise additional capital or in connection with any future business combination could result in further dilution to the Company's' Shareholders, including those who receive shares as a result of the Distribution. Although the Company anticipates the need for additional financing, it does not presently have any plans to engage in an equity or debt financing transaction.

SEASONALITY

     Presently the Company's revenues are only minimally seasonal, with slightly increased sales during the second and third quarters and December, reflecting seasonality in resort guests of its major customer, ILX. If the Company is able to expand its customer base and marketing and distribution methods, it may experience different seasonality dynamics that may cause operating results to fluctuate.

CONCENTRATION

     The substantial majority of the Company's revenues to date have been generated from its parent company, ILX. There are no long-term commitments to purchase by ILX and, in the event ILX ceased to be a customer of the Company, revenues would be significantly impacted. If ILX remains a customer, revenues are expected to increase as ILX adds more resorts (which utilize in-room amenities) and sales offices (which offer premiums to touring guests), although there can be no assurances in this regard.

YEAR 2000 ISSUES

     The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a 2-digit calendar year is commonly referred to as the "Year 2000 Compliance" issue. As the calendar year 2000 approaches, such systems may be unable to accurately process certain date-based information, resulting in program malfunctions and interruptions.

     The Company has identified all significant in-house applications that will require modifications or upgrades to ensure Year 2000 Compliance. Internal and external resources are being used to make the required modifications and upgrades and to test Year 2000 Compliance. The modification and upgrade of all significant applications is currently in process and the Company expects to have such modifications complete by September 30, 1999. In addition, the Company will seek to ensure that computer applications that it purchases in the future will not have any Year 2000 issues.

     Furthermore, the Company has communicated with others with whom it does significant business to determine their Year 2000 Compliance readiness and the extent to which the Company is vulnerable to any third party Year 2000 Compliance issues. The Company has not identified any significant Year 2000 Compliance readiness issues with others with whom it does significant business. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company's business or financial condition.

     The total cost to the Company of these Year 2000 Compliance activities has not been and is not anticipated to be material to its financial position or results of operations in any given year. Since the Company commenced its assessment of its Year 2000 Compliance during early 1998, it has expended approximately $18,000, consisting primarily of software purchases and associated training and consultation services. In addition, certain employees of the Company and ILX have devoted a portion of their time to assessing and implementing the Company's Year 2000 Compliance, the costs of which have not been separately allocated by the Company. The Company anticipates that its additional expenses to be incurred in the future related to Year 2000 Compliance will not exceed $10,000. These costs and the date on which the Company plans to complete the Year 2000 Compliance modifications, upgrades and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ from those plans.

     The Company has developed a contingency plan in the event that any of its systems or the systems of any third party with which it has a material relationship are not Year 2000 compliant. In the event that the Company is vulnerable to any such Year 2000 Compliance issue, the worst case scenario could include an inability to process orders or properly bill and collect its accounts receivable and it could be forced to suspend its operations and/or become unable to collect certain accounts owed to it.

INFLATION

     Inflation and changing prices have not had a material impact on the Company's revenues, loss from operations or net loss for the years ended December 31, 1996, 1997 or 1998 or the nine months ended September 30, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the number of shares and percentage of all shares of the Company's common stock outstanding as of September 30, 1999 and following the Distribution, held or to be held by (i) any person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding common stock,
(ii) each director, (iii) each Named Officer of the Company during the year ended December 31, 1998, and (iv) all directors and executive officers as a group. The following table does not reflect the impact of fractional shares.

                                      Before Distribution            After Distribution
                                   -------------------------     --------------------------
  Name and Address of                 Number     Percent of         Number       Percent of
  Beneficial Owner (1)             of Shares(2)     Class        of Shares(3)       Class
  --------------------             ------------     -----        ------------       -----
ILX Resorts Incorporated            3,360,000        80%                  0            0
  2111 E. Highland Avenue
  Suite 210
  Phoenix, Arizona 85016
Martori Enterprises Incorporated            0         0             789,191           18%
  2111 E. Highland Avenue
  Suite 210
  Phoenix, Arizona 85016
Joseph P. Martori                           0         0             902,997(4)        21%
Edward J. Martori                           0         0             818,963(5)        19%
Todd Fisher                           840,000        20%            840,000           20%
Patrick J. McGroder III                     0         0              31,896           0.8%
James W. Myers                              0         0               4,031           0.1%
Robert Shields                              0         0                   0            0
Mia Martori                                 0         0             902,997(6)        21%
All officers and directors
 as a group (6 persons)               840,000        20%          1,778,924           42.4%

----------
(1) Unless otherwise indicated, each of these holders has an address of c/o Sedona Worldwide Incorporated, 3840 N. 16th Street, Phoenix, Arizona 85016.
(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of SWI Common Stock which such person has the right to acquire within 60 days after the date set forth in the introductory paragraph above. However, for purposes of computing the percentage of outstanding shares of SWI Common Stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from the Company within 60 days from the date set forth in the introductory paragraph above is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) For purposes of this table, the number of shares of the Company's common stock to be distributed in the Distribution was calculated as 0.8398 share of the Company's common stock for each share of outstanding ILX Common Stock, based on 3,360,000 shares to be spun-off and 4,001,073 shares of ILX Common Stock outstanding as of September 30, 1999.
(4)  Includes  approximately  789,191 shares to be owned by MEI, of which Joseph
     P. Martori is a director and owner of 40% of the voting capital stock: 119 shares to be owned by the Estate of Edward Martori, of which Joseph Martori is personal representative; 178 shares to be owned by a trust, of which Joseph Martori is trustee; and 5,459 shares to be owned by Mia A. Martori, the spouse of Joseph Martori.
(5)  Includes  approximately  789,191 shares to be owned by MEI, of which Edward
     J. Martori owns 56% of the outstanding capital stock; and approximately 119 shares to be held by the Estate of Edward J. Martori, of which Edward J. Martori is beneficiary.
(6) Includes 5,459 shares to be owned by Ms. Martori and 897,538 shares to be held (directly or indirectly) by Mr. Joseph P. Martori, Ms. Martori's husband. See footnote (4) above for further discussion of the shares held by Mr. Martori.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of September 30, 1999 concerning the Company's executive officers and directors. Except as otherwise noted, none of the executive officers are directors or officers of any publicly owned corporation or entity.

        Name                       Age         Principal Position
        ----                       ---         ------------------
        Patrick J. McGroder III     54     Chairman of the Board of Directors
        James W. Myers              64     Director
        Todd Fisher                 41     Director
        Robert Shields              48     Director
        Stephen W. Morgan           52     Acting Chief Financial Officer
        Mia A. Martori              46     Director, President and Treasurer
        Joelle A. Ciardella         39     Vice President and Secretary

     PATRICK J. MCGRODER III has served as Chairman and as a director of the Company since April 1998. Mr. McGroder has been a trial lawyer engaged in the practice of law since 1970, and has served since 1990 as a Vice President, Treasurer and Secretary of the law firm of Goldstein & McGroder, Ltd. of Phoenix, Arizona (which he co-founded). Mr. McGroder received a B.A. degree from the University of Notre Dame and a J.D. degree from the University of Arizona School of Law. Mr. McGroder is also a director of ILX Resorts Incorporated, the Company's parent, the common stock of which is currently traded on the American Stock Exchange (AMEX:ILX).

     JAMES W. MYERS has served as a director of the Company since April 1998. Mr. Myers has served as President and a director of Myers Management and Capital Group, Inc., a management consulting firm he founded, since December 1995. From 1986 to 1995, Mr. Myers was President, Chief Executive Officer and a director of Myers Craig Vallone Francois, Inc., an investment banking and management advisory firm he also founded. Prior thereto, Mr. Myers held executive positions with a variety of public and private companies from 1956 to 1986. Mr. Myers also serves as a director of Autom, BG Associates, Distribution Architects International, Poore Brothers, Inc., Chambers Belt, Inc., China Mist Tea, Landiscor, Inc., OmniMount, Solar Cells, Inc. and Nanomics, Inc. Mr. Myers received a B.S. degree from Northwestern University and an M.B.A. degree from the University of Chicago. Mr. Myers is also a director of ILX Resorts Incorporated, the Company's parent, the common stock of which is currently traded on the American Stock Exchange (AMEX:ILX).

     TODD FISHER has served as a director of the Company since April 1998. He has also served as Chief Executive Officer and President of Debbie Reynolds Hotel & Casino, Inc. ("DRHC"), a publicly-traded corporation that owned and operated the Debbie Reynolds Hotel & Casino in Las Vegas, Nevada; and as President of two of DRHC's subsidiaries, Debbie Reynolds Resort Inc., a Nevada corporation that owned, developed and marketed the timeshare intervals at the Debbie Reynolds Hotel & Casino prior to its recent sale to the Worldwide Wrestling Federation, and Debbie Reynolds Management, Inc., a Nevada corporation responsible for management of DRHC's timeshare operations, each since 1994. Mr. Fisher is also a consultant to Raymax Productions, Inc. Mr. Fisher received his B.S. degree in Engineering from Brigham Young University.

     ROBERT SHIELDS has served as a director of the Company since April 1998. Mr. Shields has also been employed as a partner of Holy Mackerel, a wholesaler of wooden art carvings designed by Mr. Shields and produced in Bali, since 1996, as Director of Clowns for Ringling Bros. & Barnum and Bailey Circus since May 1998 and since 1994, Mr. Shields has owned and operated Robert Shields Design a wholesaler of his art and jewelry based in Sedona, Arizona, which sells primarily to other retailers, as well as museums, galleries and resorts across the country. In addition, Mr. Shields has acted since the 1970s when at the age of 18 he was discovered by Marcel Marceau. By age 23, his talents led him to his own hit television show as one-half of the renowned mime duo, Shields & Yarnell.

     STEPHEN W. MORGAN has served as acting Chief Financial Officer since July 1998. Mr. Morgan performs those services as part of his responsibilities as Chief Financial Officer of ILX Resorts Incorporated. Mr. Morgan is not an employee of the Company and does not receive any additional compensation for his services to the Company. Mr. Morgan has served as Senior Vice President and Chief Financial Officer of ILX since July 1998. Prior thereto, Mr. Morgan served as General Manager of A-1 Precision Metal Products from September 1997 to June 1998 and as Vice President and Chief Financial Officer of Aquapore Moisture Systems from July 1989 to September 1997. Mr. Morgan received B.A. and M.B.A. degrees from Brigham Young University.

     MIA A. MARTORI has served as a director and President of the Company since April 1998. Prior thereto, Ms. Martori served as Vice President of Operations from July 1995 and as Secretary and Treasurer from January 1994 until February 1997. Ms. Martori has also served as corporate secretary of Martori Enterprises Incorporated, a private investment company which owned approximately 22% of the outstanding ILX Common Stock as of December 31, 1998. Ms. Martori has a biological sciences background and significant experience in operations and office management. Ms. Martori earned an M.A. in Biological Sciences from Northern Arizona University in 1977 and a B.S. in Wildlife Biology from Colorado State University in 1975. Ms. Martori is the wife of Joseph P. Martori, a director, and is therefore deemed to have beneficial ownership (directly and indirectly) of 23.6% of the common stock of ILX Resorts Incorporated. Following the Distribution, Mr. Martori will hold (directly and indirectly) 19% of the Company's outstanding common stock, all of which will be deemed to be beneficially owed by Mia Martori. See "Security Ownership of Certain Beneficial Owners and Management" above.

     JOELLE A. CIARDELLA has served as Vice President since April 1998 and as Customer Service Manager of the Company since 1996. Prior to joining the Company in 1996, Ms. Ciardella was employed with two Fortune 500 companies. She was employed as a Customer Service Team Leader for Federal Mogul Corp., a
distributor of automotive parts and equipment, from October 1994 until August 1996; and was a Customer Service Representative for Siemens Medical Systems, a distributor of medical equipment and supplies from October 1989 until May 1994. Her responsibilities included management, accounting, inventory control, collections, purchasing and product distribution.

ELECTION AND TERM

     Directors are elected to a one-year term at each annual meeting of the Company's shareholders.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation for the person serving in the capacity as the Company's Chief Executive Officer for each of the fiscal years ended December 31, 1996, 1997 and 1998 (each, a "Named Officer"). None of the Company's other employees' compensation exceeded $100,000 or would have exceeded $100,000 on an annualized basis, for any of such years.

                              SUMMARY COMPENSATION

                                    Annual Compensation (3)                    Long-Term Compensation
                                 -------------------------------   -----------------------------------------------
                                                                          Awards                   Payouts
                                                                  -----------------------   ----------------------
                                                                  Restricted   Securities
                                                    Other Annual     Stock     Underlying     LTIP     All Other
Name and Title            Year    Salary    Bonus   Compensation     Award    Options/SARs   Payouts  Compensation
--------------            ----    ------    -----   ------------     -----    ------------   -------  ------------
Joseph P. Martori         1998   $5,000(l)   $ 0       $ 0             0            0          $ 0        $ 0
                          1997   15,000(1)     0         0             0            0            0          0
                          1996   15,000(1)     0         0             0            0            0          0
Patrick J. McGroder III   1998        0(2)     0         0             0            0            0          0

----------
(1) Represents a portion of total salary paid to Mr. Martori by the Company's parent corporation, ILX, in consideration of his services as the Company's Chief Executive Officer. Mr. Martori ceased to serve as the Company's Chief Executive Officer in April 1998.
(2) Patrick J. McGroder III has served as Chairman, director and Chief Executive Officer of the Company since April 1998. Mr. McGroder receives no salary or other compensation for his services.
(3) Excludes ILX Profit Sharing Plan contributions on behalf of Mr. Martori. ILX has a Profit Sharing Plan under which no ILX employee was allocated more than $4,100 in 1996 and 1997 nor are they expected to be allocated more than $4,500 for 1998 for services performed for both ILX and its subsidiaries, including the Company.

DIRECTOR COMPENSATION

     Directors of the Company do not receive any compensation for their services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of transactions to which the Company or its subsidiaries is a party in which the amount involved since January 1, 1998 exceeded $60,000 and in which officers, directors, nominees and/or greater than 5% beneficial owners of the Company's common stock (or any immediate family members of the foregoing) had, or will have, a direct or indirect material interest.

     On October 28, 1999, the Company entered into a letter agreement with ILX, which holds 80% of its currently outstanding shares prior to the Distribution. Pursuant to this agreement, ILX has committed to provide an operating line of credit for general working capital purposes and other related uses by the Company through November 30, 2000. Amounts borrowed under this agreement accrue interest at a rate equal to the prime rate plus 3% per annum and are payable monthly. All unpaid principal and interest thereon is payable by the Company on December 31, 2000. The line of credit is unsecured; however, the Company is prohibited from obtaining any additional loans or financing during the term of the agreement without the prior written consent of ILX. A copy of this agreement was filed as an exhibit to the Company's Amendment No. 2 to SWI's registration statement on Form 10-SB, filed with the Securities & Exchange Commission on November 12, 1999.

     ILX advanced the Company $327,854 and $125,461 in the nine-month periods ended September 30, 1998 and 1999, respectively. ILX has funded the Company's cash shortfalls since inception and, as discussed above, has agreed to continue to do so following the completion of the Distribution. As of September 30, 1999, the Company was indebted to ILX in an amount in excess of $2,492,000, which is expected to be forgiven in conjunction with the Distribution. Any amounts provided by ILX after the Distribution will be repaid to ILX on terms to be determined in the agreement. There can be no assurances that ILX's continued advances will be sufficient to fund the Company's cash needs following the Distribution. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" above.

     The Company leases an 8,400 square-foot building which houses its principal offices and warehouse facilities from an affiliate of ILX (Edward J. Martori) for $4,000 per month. The Company uses a portion of the facilities (approximately 4,000 square feet) and subleases the remainder to ILX. The Company paid $48,000 to Edward J. Martori in triple net rent for 1998. The Company charged ILX $52,000 for its sublease which includes not only rent but utilities, cleaning, landscaping, property taxes, insurance and other services provided by the Company as a part of the sublease.

     On January 1, 1997, Todd Fisher entered into an agreement with the Company pursuant to which Mr. Fisher has agreed to provide certain production services in connection with Debbie Reynolds' services as a spokesperson for the Company's products pursuant to an agreement entered into by the Company and Ms. Reynolds also as of January 1, 1997. As consideration for Mr. Fisher's services, Mr. Fisher received 420,000 shares of common stock, which represents 10% of the Company's outstanding common stock. The shares issued to Mr. Fisher had a value of approximately $16,500 at the time they were transferred. Such valuation was based upon an independent appraisal. Mr. Fisher will provide such services as requested in the future. No services were requested in 1998.

     Mr. Fisher is the son of Debbie Reynolds, with whom the Company has an agreement pursuant to which Ms. Reynolds has agreed to provide certain promotional activities on behalf of the Company. See "Business - General" above. The Company entered into its agreement with Ms. Reynolds prior to Mr. Fisher's election to the Company's Board of Directors. The terms of Ms. Reynolds' agreement were negotiated at arms length and the Company's management believes that they are reasonable. In 1998, Ms. Reynolds transferred to Mr. Fisher all of the 420,000 shares of the Company's common stock issued to her pursuant to the agreement described in this paragraph.

     The Company has entered into an informal arrangement with Robert Shields Design to market a line of Southwest jewelry, artwork and clothing based on the Robert Shields Design's existing product lines. Robert Shields Design is owned by Robert Shields, a director of the Company. This agreement is informal in nature and, as a result, the Company is not obligated to make any minimum quantity of purchases nor is Robert Shields Design obligated to deliver products when desired by the Company. To date, no purchases have been made pursuant to this arrangement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement.

     The Company has authorized capital of fifty (50) million shares of common stock with no par value and five (5) million shares of preferred stock with a par value of $10 per share ("Preferred Stock"). As of September 30, 1999, there were 4,200,000 shares of SWI Common Stock outstanding, of which 3,360,000 shares are owned by ILX. All of the shares held by ILX will be distributed on a pro rata basis to ILX shareholders as a result of the Distribution. See "The Distribution" above. The remaining 840,000 shares are held by Mr. Todd Fisher. See "Certain Relationships and Related Transactions" above. There are currently no shares of Preferred Stock outstanding.

COMMON STOCK

     Each share of the Company's common stock entitles the holder thereof to one vote on all matters submitted to a vote by the Company's shareholders, except with respect to voting for election of directors. Generally, unless the Company's Articles of Incorporation or Arizona law requires otherwise, the affirmative vote of the majority of shares then represented and entitled to vote on such matter at a meeting at which a quorum was present when commenced, shall be the act of the shareholders. With respect to the election of directors, however, holders of the Company's common stock are entitled to cumulative voting rights. Cumulative voting permits each holder of SWI Common Stock to cast an aggregate number of votes equal to the number of directorships to be filled multiplied by the number of shares of SWI Common Stock as to which they are entitled to cast votes. The holders may cast all of such votes in favor of any individual nominee or may allocate them among multiple nominees as they choose.

     None of the shares of SWI Common Stock to be distributed to ILX shareholders in the Distribution will constitute "restricted securities" under the Securities Act. As a result, such shares will be freely transferable upon their distribution. The Company has applied for inclusion of its common stock on the NASD Bulletin Board system.

PREFERRED STOCK

     Shares of Preferred Stock may be issued without shareholder approval. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the shareholders. No shares of Preferred Stock are currently outstanding and the Company has no present intention to issue any shares of Preferred Stock. Any Preferred Stock to be issued could rank prior to the common stock with respect to dividend rights and rights on liquidation. The Board of Directors, without shareholder approval, may issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of holders of common stock and discourage, delay or prevent a change in control of the Company.

CERTAIN SHAREHOLDER AGREEMENTS

     No holder of SWI Common Stock has any preemptive right to subscribe for or purchase additional shares of the Company's stock, however, the Company has agreed not to issue additional shares of its common stock or otherwise effect any change in its capital structure which would result in Mr. Fisher holding less than 10% of the SWI Common Stock outstanding at any time prior to the Company's completion of a firmly underwritten initial public offering of its common stock, if ever. Holders of SWI Common Stock are entitled to share ratably in all dividends that are declared by the Board of Directors, and in all assets available for distribution upon liquidation.

TRANSFER AGENT

     Harris Bank, Chicago, Illinois will be appointed to serve as Transfer Agent for the shares of the Company's common stock to be distributed to ILX shareholders in the Distribution.

ARIZONA ANTI-TAKEOVER LEGISLATION AND ANTI-TAKEOVER DEVICES

     Arizona Revised Statutes ("ARS") Sections 10-2701 ET SEQ. were adopted by the Arizona legislature in an attempt to prevent corporate "greenmail" and restrict the ability of a potential suitor to acquire domestic corporations. These statutes generally apply to business combinations or control share acquisitions of "issuing public corporations," which defined term includes the

Company. These statutes could impede an acquisition of the Company and its affiliates. ARS Section 10-2704 limits the ability of a corporation to repurchase stock from a beneficial owner of more than 5% of the voting power of an issuing public corporation unless certain conditions are satisfied. ARS
Section 10-2705 limits the ability of the issuing public corporation to enter into or amend any agreements containing provisions that increase the current or future compensation of any officer or director of the issuing public corporation during any tender offer or request or invitation for tenders of any class or series of shares of the issuing public corporation (other than an offer, request or invitation by the issuing public corporation). ARS Sections 10-2721, ET SEQ. regulates "control share acquisitions," defined as a direct or indirect acquisition of beneficial ownership of shares of an issuing public corporation that would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person immediately after the acquisition to exercise either (a) at least 20% but less than 33-1/3% or (b) at least 33-1/3% but less than or equal to 50% or (c) more than 50% of the voting power in the election of directors. Among other things, control share acquisitions exclude statutory mergers and acquisitions, and acquisitions pursuant to security agreements. Within ten days after engaging in a control share acquisition, the acquiring person must deliver to the issuing public corporation an information statement setting forth the identity of the acquiring person and all of its affiliates, the number and class of securities of the issuing public corporation beneficially owned before, and to be acquired, the control share acquisition, and the terms of the control share acquisition. The shares acquired in a control share acquisition have all the same voting rights as other shares in elections for directors, but do not have the right to vote on other matters unless approved by a resolution of shareholders of the issuing public corporation other than the acquiring person and any officer or director. If the shareholders vote not to accord voting rights to the shares acquired by the acquiring person, the issuing public corporation may redeem the control shares at their then current market price. Finally, in certain circumstances, ARS Section 10-2741 prohibits an issuing public corporation or a subsidiary thereof from engaging in a business combination with any interested shareholder (i.e., a beneficial owner of at least 10% of the outstanding shares of the company or an affiliate thereof) of the issuing public corporation or any affiliate or associate of the interested shareholder for three years after the interested shareholder's share acquisition date.

     The constitutionality of these provisions of Arizona law has not been tested under Arizona or federal law. No assurance can be given that such statutes would withstand any such constitutional challenge. The existence of these statutes may make the Company a less attractive merger or acquisition candidate.

     Except as described above with respect to the statutory provisions of the Arizona anti-takeover laws, the Company has not adopted any anti-takeover devices with respect to its capital stock.

CERTAIN CHARTER AND BY-LAW PROVISIONS

     In general, each director and officer of the Company is eligible to be indemnified by the Company against all expenses, including attorneys' fees, judgments, fines, punitive damages and amounts paid in settlement, that were incurred in connection with a proceeding to which such director or officer was a party by reason of the fact that such officer or director was acting on behalf of the Company to the fullest extent permissible under the ARS.

     The Company's Bylaws also require the Company to indemnify its officers, directors, employees and agents against all expenses incurred by them in connection with any legal action, including shareholder derivative suits, based on any action or omission alleged to have been committed while acting within the scope of such relationship to the Company to the fullest extent permissible under the ARS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIVIDENDS

      The Company has never paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future. It is the current policy of the Company's Board of Directors to retain any earnings to finance operations and expansion of the Company's business. The payment of future dividends is within the discretion of the Board of Directors and will depend upon the Company's future earnings, if any, its capital requirements, financial condition and other relevant factors.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In general, each director and officer of the Company is eligible to be indemnified by the Company against all expenses, including attorneys' fees, judgments, fines, punitive damages and amounts paid in settlement, that were incurred in connection with a proceeding to which such director or officer was a party by reason of the fact that such officer or director was acting on behalf of the Company to the fullest extent permissible under the ARS.

     The Company's Bylaws also require the Company to indemnify its officers, directors, employees and agents against all expenses incurred by them in connection with any legal action, including shareholder derivative suits, based on any action or omission alleged to have been committed while acting within the scope of such relationship to the Company to the fullest extent permissible under the ARS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS

     On November 20, 1998, Deloitte & Touche LLP ("D&T") resigned as the principal independent accountants for ILX and the Company. D&T delivered its resignation at a meeting held with the Audit Committee of ILX's Board of Directors. Prior to such meeting, the ILX Audit Committee had determined to terminate D&T as a result of issues relating to that Committee's evaluation of the quality of service provided by D&T.

     D&T advised the ILX Audit Committee that it was resigning due to a disagreement over the proper treatment of the extinguishment by ILX of certain debt. In September 1998, ILX prepaid a promissory note to an affiliated party in exchange for the forgiveness of $200,000 of the principal amount of such note. This transaction was reflected as approximately $200,000 of income in ILX's income statement for the fiscal quarter ended September 30, 1998. The nature of this transaction was also disclosed in Note 3 to ILX's financial statements for such period. This transaction is not reflected in the stand-alone financial statements of the Company. D&T indicated that its view was that, because this transaction was with a related party, it should have been treated as a capital transaction under APB 26. ILX has stated that it believed that its treatment of this extinguishment of debt is consistent with Paragraph 20 of APB 26.

     Neither of D&T's reports on the Company's financial statements for the last two years contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during such periods and the period from December 31, 1997 until the date of D&T's resignation, except for the disagreement discussed in the preceding paragraph, there were no disagreements or "reportable events", as contemplated by Item 304(a)(1) (iv) and (v), respectively, under Regulation S-K.

     On December 11, 1998, ILX filed an Amendment No. 1 to its Current Report on Form 8-K, dated November 20, 1998 for the purpose of filing a letter from D&T in which D&T indicated that it disagreed with certain portions of the foregoing description of the events related to its resignation. Copies of that Form 8-K and the Amendment thereto are publicly available.

     On February 25, 1999, the Company filed a Current Report on Form 8-K for the purpose of announcing that it had engaged Hansen, Barnett & Maxwell, a professional corporation ("HB&M"), as its principal accountants to audit the Company's financial statements for the year ended December 31, 1998. The Company will authorize D&T to respond fully to the inquiries of HB&M concerning the subject matter of the disagreement discussed above.

                               2000 ANNUAL MEETING

     The Board of Directors of Sedona Worldwide Incorporated will set a date for its 2000 Annual Meeting of Shareholders as soon as practicable following the Distribution. Once established, SWI will publish the date of the meeting, as well as the deadline for submission of shareholder proposals to be included in the proxy statement in one of its quarterly reports on Form 10-QSB or in its 1999 annual report on Form 10-KSB. If a shareholder desires to have a proposal formally considered at the 2000 Annual Meeting of Shareholders, and evaluated by the SWI Board of Directors for possible inclusion in the Proxy Statement for that meeting, the proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and must be received in writing by the Secretary of the Company at the address set forth in the "Summary" section on or before the date to be specified by the Company.

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

   Independent Auditors' Report                                             F-2

   Financial Statements:

     Balance  Sheets at December 31, 1997 and 1998
     and September 30, 1999 (unaudited)                                     F-3

     Statements of Operations  for the years ended
     December 31, 1996, 1997, and 1998 and for the
     nine months ended September 30, 1998 and 1999
     (unaudited)                                                            F-4

     Statements  of   Shareholders'   Net  Capital
     Deficiency  for the years ended  December 31,
     1996, 1997, and 1998                                                   F-5

     Statements  of Cash Flows for the years ended
     December 31, 1996, 1997, and 1998 and for the
     nine months ended September 30, 1998 and 1999
     (unaudited)                                                            F-6

     Notes to Financial Statements                                          F-7

HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
                                                                  (801) 532-2200
MEMBER OF AICPA DIVISION OF FIRMS                             Fax (801) 532-7944
MEMBER OF SECPS                                     345 East Broadway, Suite 200
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES        Salt Lake City, Utah 84111-2693


                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of Sedona Worldwide Incorporated

We have audited the accompanying balance sheets of Sedona Worldwide Incorporated as of December 31, 1998 and 1997, and the related statements of operations, Shareholders' net capital deficiency and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sedona Worldwide Incorporated as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has incurred net losses since inception and has liabilities that exceed its assets. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah May 13, 1999

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY-OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)
                                 BALANCE SHEETS

                                                                         December 31,
                                                September 30,    ---------------------------
                                                    1999             1997            1998
ASSETS                                          -----------      -----------     -----------
                                                 (Unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                      $     5,013      $    17,296     $    68,406
 Accounts receivable                                    391            1,866             786
 Inventories                                        132,472           75,933         134,180
 Prepaid expenses and other current assets           80,966           37,581          77,022
                                                -----------      -----------     -----------
 Total current assets                               218,842          132,676         280,394
                                                -----------      -----------     -----------
Property and equipment, net (Notes 3 and 5)          30,117           53,316          42,889
                                                -----------      -----------     -----------
TOTAL ASSETS                                    $   248,959      $   185,992     $   323,283
                                                ===========      ===========     ===========

LIABILITIES AND SHAREHOLDERS' NET CAPITAL DEFICIENCY

CURRENT LIABILITIES:
 Accounts payable                               $     3,169      $    12,454     $    32,163
 Due to parent                                    2,492,096        1,899,583       2,366,635
 Accrued expenses                                    30,744           29,921          26,284
 Current portion of capital lease
  obligations (Note 5)                                4,627           30,964          26,171
                                                -----------      -----------     -----------
 Total current liabilities                        2,530,636        1,972,922       2,451,253
                                                -----------      -----------     -----------

CAPITAL LEASE OBLIGATIONS:
 Less current portion (Note 5)                           --           23,956              --
                                                -----------      -----------     -----------

TOTAL LIABILITIES                                 2,530,636        1,996,878       2,451,253
                                                -----------      -----------     -----------
COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS' NET CAPITAL DEFICIENCY:
 Preferred stock, $10 par value - authorized,
  5,000,000 shares, none issued Common stock,
  no par value - 50,000,000 shares authorized,
  4,200,000 shares issued and outstanding         1,000,000        1,000,000       1,000,000
 Deficit                                         (3,281,677)      (2,810,886)     (3,127,970)
                                                -----------      -----------     -----------
 Total Shareholders' net capital deficiency      (2,281,677)      (1,810,886)     (2,127,970)
                                                -----------      -----------     -----------
TOTAL                                           $   248,959      $   185,992     $   323,283
                                                ===========      ===========     ===========

                  See notes to financial statements.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)
                            STATEMENTS OF OPERATIONS

                                        Nine months ended
                                          September 30,                Year Ended December 31,
                                   --------------------------    -----------------------------------------
                                       1998           1999          1996           1997           1998
                                   -----------    -----------    -----------    -----------    -----------
                                   (Unaudited)
NET SALES (Note 7):

 Customers                         $    27,377    $    57,990    $   157,123    $    66,472    $    42,964

 Affiliates                            162,009        225,488        384,874        274,501        258,052
                                   -----------    -----------    -----------    -----------    -----------

     Total net sales                   189,386        283,478        541,997        340,973        301,016

COST OF SALES                          133,467        179,394        341,233        237,503        195,895
                                   -----------    -----------    -----------    -----------    -----------

     Gross profit                       55,919        104,084        200,764        103,470        105,121

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES (Note 7)       293,470        256,637        514,772        471,222        415,843
                                   -----------    -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                  (237,551)      (152,553)      (314,008)      (367,752)      (310,722)

INTEREST EXPENSE                         3,310          1,154         17,256          8,877          6,362
                                   -----------    -----------    -----------    -----------    -----------

NET LOSS                              (240,861)      (153,707)      (331,264)      (376,629)      (317,084)
                                   ===========    ===========    ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OF
COMMON STOCK OUTSTANDING             4,200,000      4,200,000      4,200,000      4,200,000      4,200,000

BASIC AND DILUTED NET
LOSS PER SHARE                     $     (0.06)   $     (0.04)   $     (0.08)   $     (0.09)   $     (0.08)
                                   ===========    ===========    ===========    ===========    ===========

                       See notes to financial statements.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY-OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)
               STATEMENTS OF SHAREHOLDERS' NET CAPITAL DEFICIENCY


                                  Common Stock
                             ----------------------
                               Shares      Amount       Deficit        Total
                             ---------   ----------   -----------   -----------

BALANCE, JANUARY 1, 1996     4,200,000   $1,000,000   $(2,102,993)  $(1,102,993)

 Net loss                            0            0      (331,264)     (331,264)
                             ---------   ----------   -----------   -----------

BALANCE, DECEMBER 31, 1996   4,200,000    1,000,000    (2,434,257)   (1,434,257)

 Net loss                            0            0      (376,629)     (376,629)
                             ---------   ----------   -----------   -----------

BALANCE, DECEMBER 31, 1997   4,200,000    1,000,000    (2,810,886)   (1,810,886)

 Net loss                            0            0      (317,084)     (317,084)
                             ---------   ----------   -----------   -----------

BALANCE, DECEMBER 31, 1998   4,200,000    1,000,000    (3,127,970)   (2,127,970)

Net loss (unaudited)                 0            0      (153,707)     (153,707)
                             ---------   ----------   -----------   -----------

BALANCE, SEPTEMBER 30, 1999  4,200,000   $1,000,000   $(3,281,677)  $(2,281,677)
                             =========   ==========   ===========   ===========


                       See notes to financial statements.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)
                            STATEMENTS OF CASH FLOWS

                                                       Nine months ended
                                                          September 30,             Year Ended December 31,
                                                     ----------------------    -----------------------------------
                                                       1998          1999        1996         1997          1998
                                                     ---------    ---------    ---------    ---------    ---------
                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                           $(240,861)   $(153,707)   $(331,264)   $(376,629)   $(317,084)

  Depreciation and amortization                         30,608       29,650       59,064       62,404       40,929

  Decrease in accounts receivable                          892          395       (2,677)       3,725        1,080

  (Increase) decrease in inventory                     (49,866)       1,708      (21,013)      82,948      (58,247)

  Increase in prepaid and other                         16,407       (3,944)     (18,573)     (14,107)     (39,441)

  Increase (decrease) in accounts payable                7,198      (28,994)     (33,249)      (4,745)      19,709

  Increase (decrease) in accrued expense                (9,088)      (4,460)     (35,370)     (14,179)      (3,637)
                                                     ---------    ---------    ---------    ---------    ---------

Net cash used in operating activities                 (277,524)    (150,432)    (383,082)    (260,583)    (356,691)
                                                     ---------    ---------    ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of property and equipment                   (22,034)     (16,879)        (890)     (21,138)     (30,502)
                                                     ---------    ---------    ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Principal payments on debt and leases                (22,076)     (21,544)     (58,816)     (45,759)     (28,749)

  Advances from parent                                 327,854     (125,461)     446,964      322,450      467,052
                                                     ---------    ---------    ---------    ---------    ---------

Net cash provided by financing activities              305,778     (103,917)     388,148      276,691      438,303
                                                     ---------    ---------    ---------    ---------    ---------

DECREASE IN CASH                                        (6,220)     (63,393)       4,176       (5,030)      51,110

CASH AT BEGINNING OF PERIOD                             17,296       68,406       18,150       22,326       17,296
                                                     ---------    ---------    ---------    ---------    ---------

CASH AT END OF PERIOD                                $  23,516    $   5,013    $  22,326    $  17,296    $  68,406
                                                     =========    =========    =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest           $   3,310    $   1,154    $  29,644    $   8,877    $   6,362
                                                     =========    =========    =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING
ACTIVITIES
  Notes payable assumed by buyer of
  property and equipment with net book
  value of $180,000 (Note 7)                         $      --    $      --    $(180,000)   $      --    $      --
                                                     =========    =========    =========    =========    =========

                       See notes to financial statements.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY-OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS. Sedona Worldwide Incorporated, formerly Red Rock Collection Incorporated (the "Company"), commenced operations in April 1992, and is incorporated in the State of Arizona. The Company is an 80 percent-owned subsidiary of ILX Resorts Incorporated ("ILX").

     The Company markets and distributes skin and hair care products through ILX resorts located in Arizona, Colorado and Indiana and on a limited basis through sales primarily in the southwestern United States.

     BASIS OF PRESENTATION. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended December 31, 1997 and 1998, the Company incurred net losses of $376,629 and $317,084, respectively, and, as of those dates, the Company's current liabilities exceeded its current assets by $1,840,246 and $2,170,859 respectively, and its total liabilities exceeded its total assets by $1,810,886 and $2,127,970, respectively.

     The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain financing as may be required, and ultimately to attain profitable operations. ILX has funded the Company's cash shortfalls since inception. The Company filed a Form 10-SB Registration on November 4, 1998, which became effective by lapse of time on January 3, 1999. ILX intends to make a distribution of all of the shares of the Company's common stock which ILX holds to the ILX shareholders on a pro rata basis ("the Distribution"). The Company is attempting to obtain a credit facility to address its cash flow needs.

SIGNIFICANT ACCOUNTING POLICIES

STOCK SPLIT

     On August 24, 1998, the Company's shareholders approved an amendment to the Company's Articles of Incorporation to effect a six-for-one stock split of the Company's issued and outstanding shares of common stock. The stock split has been retroactively reflected in the accompanying financial statements.

INVENTORIES

     Inventories are recorded at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Property and equipment under capitalized leases are stated at the lesser of fair value or the present value of future minimum lease payments at the date placed in service, and amortized on the straight-line method over the term of the lease.

INCOME TAXES

     Income taxes are accounted for using Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting For Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The Company provides for taxes as if the Company had operated on a stand-alone basis.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY-OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)

                          NOTES TO FINANCIAL STATEMENTS


REVENUE RECOGNITION

     The Company recognizes sales of products when the products are shipped. Revenue from consigned goods is recognized when sold and is not considered significant to the operations of the Company.


ACCOUNTING MATTERS

     In June 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which is effective for fiscal years beginning after December 31, 1996. During 1997, SFAS No. 125 was adopted and had no impact on the Company's financial position, results of operations or of cash flows.

     The Company has adopted SFAS No. 128, "Earnings Per Share." Loss per share data in 1996 has been restated to reflect the adoption of SFAS No. 128. Basic and diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the year.

     In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure," which is effective for financial statements for periods ending after December 15, 1997 and establishes standards for disclosing information about an entity's capital structure. During 1997, SFAS No. 129 was adopted and had no significant effect on the Company's disclosures about its capital structure.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for financial statements for periods beginning after December 15, 1997 and establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. During 1998, SFAS No. 130 was adopted and had no material impact on the Company's financial statement presentation or related disclosures.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997 and establishes standards for the way that public business enterprises report information about operating segments in annual financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has a single segment in the personal care products industry. Revenue from the Company's only major customer is reported on the income statement under Affiliates.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. BUSINESS CONDITION

     As shown in the accompanying financial statements, the Company incurred a net loss of $317,084 during the year ended December 31, 1998, and as of that date, the Company's current liabilities exceeded its current assets by $2,170,859 and its total liabilities exceeded its total assets by $2,127,970. Those factors create an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY-OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)

                          NOTES TO FINANCIAL STATEMENTS

     In conjunction with the Distribution, the Company believes ILX will forgive the intercompany indebtedness from the Company to ILX of $2,366,635 at December 31, 1998. The Company has incurred net losses since its inception. In order to achieve profitability it will be necessary for the Company to substantially increase its revenue.

     While there are presently some opportunities in progress that may generate sufficient additional sales to generate profits, there can be no assurance that such revenues will be generated from current sources. Post Distribution, the Company may pursue debt or equity financing that will enable it to invest in marketing and distribution geared toward generating greater revenues. However, there can be no assurance that such financing will be available or that the marketing and distribution efforts will be successful in generating sufficient sales to achieve profitability.


NOTE 3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of the following:

                                                    1997                1998
                                                  ---------          ---------
          Leasehold improvements (Note 5)         $   2,600          $   2,600
          Furniture and fixtures (Note 5)           178,128            183,610
          Computer equipment                         77,087            102,107
                                                  ---------          ---------
          Total                                     257,815            288,317
          Less accumulated depreciation            (204,499)          (245,428)
                                                  ---------          ---------
          Property and equipment, net             $  53,316          $  42,889
                                                  =========          =========

NOTE 4. INCOME TAXES

     Deferred income taxes are provided for temporary differences between financial statement and income tax reporting for certain transactions, primarily net operating loss carryover and amortization of start-up costs which have been capitalized for tax purposes but have been charged to expense for financial statement purposes. Net deferred income taxes at December 31, 1998 consist of the following:

                                                    1997               1998
                                                  ---------          ---------
          Deferred income tax assets              $ 467,012          $ 462,785
          Valuation allowance                      (467,012)          (462,785)
                                                  ---------          ---------
          Net deferred income tax asset           $      --          $      --
                                                  =========          =========

     The Company files its income tax returns as a member of the ILX consolidated income tax return. However, there is no formal income tax sharing agreement to allocate income taxes among the members of the consolidated group. Historically, the Company has not recorded an income tax benefit for losses it has incurred that were utilized or may be utilized by ILX.

     The Company has recorded a valuation allowance equal to its deferred tax asset at December 31, 1997 and 1998 because, on a stand-alone basis, the Company has never generated taxable income and there is insufficient evidence that temporary differences between financial and taxable income, as well as net operating loss carryovers, can be utilized to reduce future income taxes. This treatment results in no income tax benefit being recorded in 1997 and 1998.

     The Company has approximately $1,117,000 of federal and state net operating loss carryovers which will begin to expire in 2011 for federal and 2001 for state.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY-OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5. LEASE COMMITMENTS

     OPERATING LEASES. The Company leases its facilities under an operating lease. The facilities are currently being leased under a renewable one-year option at an annual rate of $48,000. The Company also has an option to renew its lease annually through December 2000. Total rent expense for the years ended December 31, 1997 and 1998 was $48,000.

     CAPITAL LEASES. The Company leases furniture and fixtures and computer equipment under capital leases. Capital lease assets and accumulated amortization included in property and equipment in the accompanying financial statements as of December 31 are as follows:

                                                              1997         1998
                                                             -------     -------
           Furniture and fixtures and computer equipment     $97,400     $97,400
           Less accumulated amortization                      67,700      71,200
                                                             -------     -------
           Net                                               $29,700     $26,200
                                                             =======     =======

     Capital lease obligations at December 31 consist of the following:

                                                              1997         1998
                                                             -------     -------
           Obligations under capital leases                  $60,736     $27,702
           Less amount representing interest                   5,816       1,531
                                                              54,920      26,171
           Less current portion                               30,964      26,171
                                                             -------     -------
           Long-term portion of capital lease
           obligations                                       $23,956     $    --
                                                             =======     =======

NOTE 6 . DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Because the fair value is estimated as of December 31, 1998, the amounts that will actually be realized or paid in settlement of the instruments could be significantly different.

     For the Company's cash, the carrying amount is the fair value. The carrying amount is assumed to be the fair value for accounts receivable, accounts payable and other accrued expenses because of the short maturity of the portfolios. The fair value of the Company's capital lease obligations approximates the terms in the marketplace under which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

NOTE 7. RELATED PARTIES

     Sales to affiliates for the years ended December 31, 1997 and 1998 were $274,501 and $258,052 representing approximately 81% and 86%, respectively, of total sales.

     Certain administrative expenses aggregating $19,800 and $9,800 during the years ended December 31, 1997 and 1998, respectively, have been allocated to the Company by ILX based on a budget formula that was agreed upon by ILX and its subsidiaries at the beginning of the respective year. Management of the Company believes that such allocation is reasonable.

                          SEDONA WORLDWIDE INCORPORATED
            (A MAJORITY-OWNED SUBSIDIARY OF ILX RESORTS INCORPORATED)

                          NOTES TO FINANCIAL STATEMENTS


     On January 1, 1997, Todd Fisher entered into an agreement with the company pursuant to which Mr. Fisher has agreed to provide certain production services in connection with Debbie Reynolds' services as a spokesperson for the Company's products pursuant to an agreement entered into by the Company and Ms. Reynolds also as of January 1, 1997. As consideration for Mr. Fisher's services, Mr. Fisher received 420,000 shares of SWI Common Stock, which represents 10% of the Company's outstanding common stock. The shares issued to Mr. Fisher had a value of approximately $16,500 at the time they were transferred. Such valuation was based upon an independent appraisal. Mr. Fisher will provide such services as requested in the future. No services were requested in 1998.

     In December 1995, the Company sold its building to an affiliate for $500,000. The purchase price consisted of a reduction in the principal balance of the Company's note payable to the affiliate of $320,000 in December 1995 and, in January 1996, payment by the affiliate of the $180,000 note collateralized by a deed of trust on the building. The Company leased back the building for a one-year term, with four one-year options to renew through December 2000. Rent of $48,000 was paid in 1997 and in 1998.

NOTE 8. SHAREHOLDERS' EQUITY

     On October 13, 1998, the Company's shareholders approved an amendment to the Company's Articles of Incorporation to increase the number of the Company's authorized shares of common stock to 50,000,000.

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